================================================================================


                               CREDIT AGREEMENT

                           dated as of July 31, 2000

                                     among

                              APPLIED POWER INC.
                   (doing business as Actuant Corporation),

                           THE LENDERS NAMED HEREIN

                                      and

                          CREDIT SUISSE FIRST BOSTON,
                          ---------------------------

          as Lead Arranger, Collateral Agent and Administrative Agent


                           FIRST UNION NATIONAL BANK

                               Syndication Agent

                                      and

                            ING (U.S.) CAPITAL LLC

                              Documentation Agent


================================================================================

                               TABLE OF CONTENTS

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                                                  ARTICLE I

                                                 Definitions

SECTION 1.01.  Defined Terms........................................................................     1
SECTION 1.02.  Terms Generally......................................................................    26
SECTION 1.03.  Accounting Terms.....................................................................    26
SECTION 1.04.  Exchange Rates.......................................................................    26

                                                 ARTICLE II

                                                The Credits

SECTION 2.01.  Commitments..........................................................................    26
SECTION 2.02.  Loans................................................................................    27
SECTION 2.03.  Borrowing Procedure..................................................................    28
SECTION 2.04.  Evidence of Debt; Repayment of Loans.................................................    29
SECTION 2.05.  Fees.................................................................................    30
SECTION 2.06.  Interest on Loans....................................................................    30
SECTION 2.07.  Default Interest.....................................................................    31
SECTION 2.08.  Special Provisions Governing Eurocurrency Rate Loans.................................    31
SECTION 2.09.  Termination and Reduction of Commitments.............................................    32
SECTION 2.10.  Conversion and Continuation of Borrowings............................................    33
SECTION 2.11.  Repayment of Term Borrowings.........................................................    34
SECTION 2.12.  Prepayment...........................................................................    36
SECTION 2.13.  Mandatory Prepayments................................................................    37
SECTION 2.14.  Reserve Requirements; Change in Circumstances........................................    39
SECTION 2.15.  Change in Legality...................................................................    40
SECTION 2.16.  Indemnity............................................................................    41
SECTION 2.17.  Pro Rata Treatment...................................................................    41
SECTION 2.18.  Sharing of Setoffs...................................................................    42
SECTION 2.19.  Payments.............................................................................    42
SECTION 2.20.  Taxes................................................................................    43
SECTION 2.21.  Assignment of Commitments Under Certain Circumstances; Duty to
                   Mitigate.........................................................................    44
SECTION 2.22.  Swingline Loans......................................................................    45
SECTION 2.23.  Letters of Credit....................................................................    46
SECTION 2.24.  Borrowing Subsidiaries...............................................................    49
SECTION 2.25.  Additional Loan......................................................................    50

                                                  ARTICLE III

                                          Representations and Warranties

SECTION 3.01.  Organization; Powers.................................................................    51
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SECTION 3.02.  Authorization........................................................................    51
SECTION 3.03.  Enforceability.......................................................................    51
SECTION 3.04.  Governmental Approvals...............................................................    51
SECTION 3.05.  Financial Statements.................................................................    51
SECTION 3.06.  No Material Adverse Change...........................................................    52
SECTION 3.07.  Title to Properties; Possession Under Leases.........................................    52
SECTION 3.08.  Subsidiaries.........................................................................    53
SECTION 3.09.  Litigation; Compliance with Laws.....................................................    53
SECTION 3.10.  Agreements...........................................................................    53
SECTION 3.11.  Federal Reserve Regulations..........................................................    53
SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act...........................    53
SECTION 3.13.  Use of Proceeds......................................................................    54
SECTION 3.14.  Tax Returns..........................................................................    54
SECTION 3.15.  No Material Misstatements............................................................    54
SECTION 3.16.  Employee Benefit Plans...............................................................    54
SECTION 3.17.  Environmental Matters................................................................    55
SECTION 3.18.  Insurance............................................................................    55
SECTION 3.19.  Security Documents...................................................................    55
SECTION 3.20.  Labor Matters........................................................................    56
SECTION 3.21.  Solvency.............................................................................    56
SECTION 3.22.  Representations and Warranties in Documents..........................................    56
SECTION 3.23.  Letters of Credit....................................................................    57
SECTION 3.24.  Contingent Obligations...............................................................    57

                                                   ARTICLE IV

                                              Conditions of Lending

SECTION 4.01.  All Credit Events....................................................................    57
SECTION 4.02.  First Credit Event...................................................................    58

                                                    ARTICLE V

                                               Affirmative Covenants

SECTION 5.01.  Existence; Businesses and Properties.................................................    62
SECTION 5.02.  Insurance............................................................................    62
SECTION 5.03.  Obligations and Taxes................................................................    63
SECTION 5.04.  Financial Statements, Reports, etc...................................................    63
SECTION 5.05.  Litigation and Other Notices.........................................................    64
SECTION 5.06.  Employee Benefits....................................................................    65
SECTION 5.07.  Maintaining Records; Access to Properties and Inspections............................    65
SECTION 5.08.  Use of Proceeds......................................................................    65
SECTION 5.09.  Compliance with Environmental Laws...................................................    65
SECTION 5.10.  Preparation of Environmental Reports.................................................    65
SECTION 5.11.  Further Assurances; Additional Collateral............................................    66
SECTION 5.12.  Interest Rate Protection.............................................................    67
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                                      ii
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                                               ARTICLE VI

                                           Negative Covenants

SECTION 6.01.  Indebtedness.........................................................................    67
SECTION 6.02.  Liens................................................................................    69
SECTION 6.03.  Sale and Lease-Back Transactions.....................................................    70
SECTION 6.04.  Investments, Loans and Advances......................................................    71
SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions............................    72
SECTION 6.06.  Dividends............................................................................    73
SECTION 6.07.  Transactions with Affiliates.........................................................    74
SECTION 6.08.  Capital Expenditures.................................................................    74
SECTION 6.09.  Consolidated Interest Coverage Ratio.................................................    74
SECTION 6.10.  Consolidated Fixed Charge Coverage Ratio.............................................    75
SECTION 6.11.  Maximum Leverage Ratio...............................................................    76
SECTION 6.12.  Limitation on Modifications of Indebtedness; Modifications of Certificate of
                  Incorporation, By-laws and Certain Other Agreements, etc..........................    76
SECTION 6.13.  Limitation on Certain Restrictions on Subsidiaries...................................    77
SECTION 6.14.  Limitation on Issuance of Capital Stock..............................................    77
SECTION 6.15.  Limitation on Creation of Subsidiaries...............................................    77
SECTION 6.16.  Business.............................................................................    78
SECTION 6.17.  Designated Senior Indebtedness.......................................................    78
SECTION 6.18.  Fiscal Year..........................................................................    78

                                            ARTICLE VII

                                         Events of Default

                                           ARTICLE VIII

                         The Administrative Agent and the Collateral Agent

                                            ARTICLE IX

                                          Miscellaneous

SECTION 9.01.  Notices.............................................................................     83
SECTION 9.02.  Survival of Agreement...............................................................     83
SECTION 9.03.  Binding Effect......................................................................     83
SECTION 9.04.  Successors and Assigns..............................................................     84
SECTION 9.05.  Expenses; Indemnity.................................................................     87
SECTION 9.06.  Right of Setoff.....................................................................     88
SECTION 9.07.  Applicable Law......................................................................     88
SECTION 9.08.  Waivers; Amendment..................................................................     88
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                                      iii
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SECTION 9.09.  Interest Rate Limitation............................................................     89
SECTION 9.10.  Entire Agreement....................................................................     89
SECTION 9.11.  WAIVER OF JURY TRIAL................................................................     89
SECTION 9.12.  Severability........................................................................     90
SECTION 9.13.  Counterparts........................................................................     90
SECTION 9.14.  Headings............................................................................     90
SECTION 9.15.  Jurisdiction; Consent to Service of Process.........................................     90
SECTION 9.16.  Judgment Currency...................................................................     90
SECTION 9.17.  Confidentiality.....................................................................     91

SIGNATURES     ....................................................................................    S-1

SCHEDULES
---------

Schedule 1.01(a)(i)     Mortgaged Owned Property
Schedule 1.01(a)(ii)    Leased Mortgaged Property
Schedule 1.01(b)        Subsidiary Guarantors
Schedule 2.01           Lenders and Commitments
Schedule 2.13(b)        Assets
Schedule 3.04           Governmental Approvals
Schedule 3.07(a)(i)     Real Property Owned In Fee
Schedule 3.07(a)(ii)    Leased Real Property
Schedule 3.07(e)        Condemnation Proceedings
Schedule 3.08           Subsidiaries
Schedule 3.09           Litigation
Schedule 3.10           Material Agreements
Schedule 3.14           Indemnified Taxes
Schedule 3.17           Environmental Matters
Schedule 3.18           Insurance
Schedule 3.19(c)        Mortgage Filing Offices
Schedule 4.02(a)        Other Local Counsel
Schedule 6.01           Outstanding Indebtedness on Closing Date
Schedule 6.02(n)        Liens Existing on Closing Date
Schedule 6.07           Transition Services

EXHIBITS
--------

Exhibit A               Form of Administrative Questionnaire
Exhibit B               Form of Assignment and Acceptance
Exhibit C-1             Form of Borrowing Request
Exhibit C-2             Form of Notice of Conversion/Continuation
Exhibit D               Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E-1             Form of Mortgage
Exhibit E-2             Form of Leasehold Mortgage
Exhibit F               Form of Security Agreement
Exhibit G               Form of Subsidiary Guarantee Agreement
Exhibit H               Form of Opinion of Quarles & Brady
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                                      iv

Exhibit I               Form of Opinion of Local Counsel
Exhibit J               Form of Assumption Agreement
Exhibit K               Form of Officers' Certificate
Exhibit L               Form of Landlord Lien Waiver

     CREDIT AGREEMENT dated as of July 31, 2000, among APPLIED POWER INC., a Wisconsin corporation (doing business as Actuant Corporation) (the "Borrower" or the "Company"), the Lenders (as defined in Article I), CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as swingline lender (in such capacity, the "Swingline Lender"), as an Issuing Bank (as defined in Article I), and as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, FIRST UNION NATIONAL BANK, as syndication agent (in such capacity, the "Syndication Agent"), ING (U.S.) CAPITAL LLC, as documentation agent, (in such capacity, the "Documentation Agent").

     Pursuant to the Spin-Off (such term and each other capitalized term used but not defined herein having the meaning given it in Article I), the Borrower intends to spin-off the Borrower's wholly-owned subsidiary, APW Ltd. and pursuant to the Divestitures, the Borrower intends to sell certain assets, including the capital stock of certain subsidiaries, and, in connection with such Spin-Off and Divestitures, the Borrower intends to (i) consummate the Tender Offer for the Existing Senior Subordinated Notes and (ii) pay other fees and expenses, the aggregate cost of which will be approximately $450.0 million.

     The Borrower has requested the Lenders to extend credit in the form of (a) Tranche A Term Loans on the Closing Date, in an aggregate principal amount not in excess of $115,000,000 (including up to a maximum Dollar Equivalent of $30,000,000 thereof in an Alternative Currency (as defined below)), (b) Tranche B Term Loans on the Closing Date, in an aggregate principal amount not in excess of $125,000,000, and (c) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $100,000,000. The Borrower has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Credit Maturity Date, in the form of Swingline Loans in an aggregate principal amount at any time outstanding not in excess of $5,000,000. The Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $17,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries. The proceeds of the Term Loans and the Revolving Loans are to be used, together with the proceeds of the New Senior Subordinated Notes, solely (i) to consummate the Spin-Off, Divestitures and Tender Offer and
(ii) to pay related fees and expenses. The remaining proceeds of the Revolving Loans and the Swingline Loans are to be used solely for general corporate purposes.

     The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

     "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term Loans.

     "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "Accounts Receivable Facility" shall mean any credit facility or conditional sale contract or similar arrangement providing financing secured directly or indirectly only by the accounts receivable of the Borrower or the Subsidiaries, on terms reasonably acceptable to the Required Lenders.

     "Additional Collateral" shall have the meaning assigned to such term in
Section 5.11 hereof.

     "Additional Lender" shall have the meaning assigned to such term in Section
2.25 hereof.

     "Additional Loan Commitment" shall have the meaning assigned to such term in Section 2.25 hereof.

     "Adjusted EURIBOR" means, with respect to any EURIBOR Loans for any Interest Period, an interest rate per annum equal to the product of (a) EURIBOR in effect for such Interest Period and (b) Statutory Reserves.

     "Adjusted Eurocurrency Rate" means Adjusted LIBOR or Adjusted EURIBOR.

     "Adjusted LIBOR" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBOR in effect for such Interest Period and (b) Statutory Reserves.

     "Administrative Agent Fees" shall have the meaning assigned to such term in
Section 2.05(b).

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns more than 5% of any class of capital stock of the person specified or that is an officer or director of the person specified.

     "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

     "Agreement" shall mean this Credit Agreement as amended from time to time.

     "Agreement Currency" shall have the meaning assigned to such term in
Section 9.16(b).

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Ef-

                                      -3-

fective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime
Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New
York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Alternative Currency" means Euros and any other foreign currency which is agreed to by the Borrower and the Lenders.

     "Alternative Currency Borrowing" means a Borrowing comprised of Alternative
Currency Loans.

     "Alternative Currency Equivalent" means, on any date of determination, with respect to any amount denominated in Dollars, the equivalent in any Alternative
Currency of such amount, determined by Administrative Agent pursuant to Section
1.04 using the applicable Exchange Rate with respect to such currency at the time in effect.

     "Alternative Currency Exposure" means, at any time with respect to any Alternative Currency, the sum of the Dollar Equivalent of the aggregate principal amount of all outstanding Loans that are denominated in such Alternative Currency at such time.

     "Alternative Currency Loan" means any Loan denominated in an Alternative
Currency.  Each Alternative Currency Loan must be a Eurocurrency Rate Loan.

     "Alternative Currency Tranche A Term Loan" means a Tranche A Term Loan denominated in an Alternative Currency.

     "Applicable Percentage" shall mean, for any day, with respect to any Eurocurrency Loan or ABR Loan, as the case may be, the applicable percentage set forth below under the caption "Eurocurrency Spread--Tranche A Term Loans and Revolving Loans", "Eurocurrency Spread--Tranche B Term Loans" or "ABR Spread--
Tranche A Term Loans and Revolving Loans" or "ABR Spread--Tranche B Term Loans", and "Unused Revolving Credit Commitment" as the case may be, based upon the Leverage Ratio as of the relevant date of determination:

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                        Eurocurrency                ABR Spread
                           Spread              Tranche A Term Loans    Eurocurrency Spread    ABR Spread        Unused
       Leverage    Tranche A Term Loans and           and                  Tranche B           Tranche B     Revolving Credit
         Ratio         Revolving Loans           Revolving Loans          Term Loans          Term Loans       Commitment
 -----------------------------------------------------------------------------------------------------------------------------------

 ===================================================================================================================================
                                Eurocurrency                ABR Spread
                                   Spread            Tranche A Term Loans      Eurocurrency Spread   ABR Spread          Unused
       Leverage           Tranche A Term Loans and           and                    Tranche B         Tranche B     Revolving Credit
         Ratio                 Revolving Loans           Revolving Loans            Term Loans       Term Loans        Commitment
 -----------------------------------------------------------------------------------------------------------------------------------
Category 1                         3.00%                     2.00%                 4.00%                3.00%              0.50%
----------
Equal to or greater than
4.25 to  1.00
------------------------------------------------------------------------------------------------------------------------------------
Category 2                         2.75%                     1.75%                 3.75%                2.75%              0.50%
----------
Equal to or greater than
3.50 to  1.00, but less
than 4.25 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
Category 3                         2.50%                     1.50%                 3.50%                2.50%              0.50%
----------
Equal to or greater than
3.00 to  1.00, but less
than 3.50 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
Category 4                         2.25%                     1.25%                 3.50%                2.50%             0.375%
----------
Equal to or greater than
2.50 to  1.00, but less
than 3.00 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
Category 5                         2.00%                     1.00%                 3.50%                2.50%             0.375%
----------
Equal to or greater than
2.00 to  1.00, but less
than 2.50 to 1.00
------------------------------------------------------------------------------------------------------------------------------------
Category 6                         1.75%                     0.75%                 3.50%                2.50%             0.375%
----------
Equal to or greater than
1.75,  but less than 2.00
------------------------------------------------------------------------------------------------------------------------------------
Category 7                         1.50%                     0.50%                 3.50%                2.50%              0.25%
----------
Less than 1.75 to 1.00
====================================================================================================================================


     Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until such date as the Administrative Agent shall have received a compliance certificate as required in Section 4.02(d) for the fiscal quarter ending November 30, 2000, the Leverage Ratio shall be deemed to be in Category 2 for purposes of determining the Applicable Percentage; provided, however, that at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

     "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any capital stock of any of the Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a person other than the Borrower or a Subsidiary) or (b) any other assets of the Bor rower or any of the Subsidiaries (other than (i) inventory, excess, damaged, obsolete or worn out equipment, scrap and Cash Equivalents, in each case disposed of in the ordinary course of business and consistent with past practices, (ii) dispositions resulting in Net Insurance Proceeds or Net Condemnation Awards or (iii) dispositions between or among Foreign Subsidiaries), provided that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $750,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Board of Directors" means the Board of Directors of the Borrower or any committee thereof authorized to act on behalf of such Board.

     "Borrower" shall mean the Company and any person who becomes a Subsidiary Borrower pursuant to Section 2.24.

     "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

     "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1, or such other form as shall be approved by the Administrative Agent.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in such jurisdiction are authorized or required by law or other governmental action to close; provided, however, that (i) when used in connection with a Eurocurrency Rate Loan, the interest rate for which is determined by reference to LIBOR, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the relevant currency in the London interbank market, and (ii) when used in connection with a Eurocurrency Rate Loan, the interest rate for which is determined by reference to EURIBOR, the term "Business Day" shall also exclude any day which is not a TARGET Settlement Day.

     "Capital Expenditures" shall mean, with respect to any person, all expenditures by such person that should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including expenditures for maintenance and repairs that should be capitalized in accordance with GAAP) and the amount of Capital Lease Obligations incurred by such person.

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalents" shall mean, as to any person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia, having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof), with maturities of not more than one year from the date of acquisition by such person, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Service or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition by such person, (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above and (f) demand deposit accounts maintained in the ordinary course of business.

     "Casualty Event" shall mean, with respect to any Property (including Real Property) of the Borrower or any of the Subsidiaries, any loss of title with respect to Real Property or any Destruction or Taking (including by any Governmental Authority) of such Property (including Real Property) for which the Borrower or any of the Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation.

     "Change in Control" shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower (for the purpose of this clause
(a) a Person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a "parent corporation") if such Person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent corporation); (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66-2/3% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; (c) the adoption of a plan relating to the liquidation or dissolution of the Borrower; or (d) the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, or the sale of all or substantially all the assets of the Company to another Person (notwithstanding compliance with the provisions of Section 6.05), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Borrower are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

     "Closing Date" shall mean the date on which the first Credit Event shall have occurred.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean all of the Pledged Collateral, the Mortgaged Property and all other Property of whatever kind and nature pledged as collateral under any Security Document.

     "Collateral Account" shall have the meaning assigned to such term in the Security Agreement.

     "Collateral Agent" shall have the meaning assigned to such term in the preamble hereof.

     "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment (including any Swingline Commitment), or Term Loan Commitment.

     "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

     "Company" shall have the meaning assigned to such term in the preamble hereof.

     "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated July 21, 2000.

     "Consolidated Current Assets" shall mean, at any time, the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and its consolidated Subsidiaries.

     "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its consolidated Subsidiaries at such time, but excluding (a) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (b) accrued but unpaid interest with respect to the Indebtedness described in clause (a), and (c) the current portion of Indebtedness constituting Capital Lease Obligations.

     "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provision for taxes based on income, (iv) total depreciation expense, and (v) total amortization expense, in each case without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business; provided, however, that amounts in any such period in respect of (v) any noncash charges associated with the sales of assets set forth on Schedule 2.13(b) hereto, (w) the write-off of deferred financing fees and any premium actually paid in connection with the Transactions, (x) contract termination costs actually paid in connection with the Transactions, (y) restructuring charges actually paid in connection with the Transactions, and (z) corporate reorganization expenses actually paid in connection with the Transactions shall be added to Consolidated EBITDA for such period; provided, further, however, that (A) for any such period prior to the Closing Date, Consolidated EBITDA shall be calculated on a pro forma basis for the Divestitures and Spin-Off; and (B) in the case of any determination that includes one or more fiscal quarters ending prior to the Closing Date, an amount equal to the actual general corporate expenses for each such fiscal quarter in excess of $1.25 million for each such fiscal quarter shall be added to Consolidated EBITDA, all of the foregoing as determined on a consolidated basis for the Borrower and the Subsidiaries in conformity with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of the excess of Consolidated EBITDA over Capital Expenditures to Consolidated Fixed Charges for such period.

     "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (a) the cash portion of Consolidated Interest Expense for such period, (b) income taxes expense for such period and (c) the scheduled principal amount of all amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of the Borrower and its Subsidiaries for such period (as determined on the first day of the respective period).

     "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all New Senior Subordinated Notes and all Capital Lease Obligations) of the Borrower and the Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that Indebtedness outstanding pursuant to trade payables and accrued expenses incurred in the ordinary course of business shall be excluded in determining Consolidated Indebtedness.

     "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

     "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, the portion of Capital Lease Obligations of the Borrower and its consolidated Subsidiaries representing the interest factor for such period.

     "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its consolidated Subsidiaries (other than net income of Subsidiaries that are not Wholly Owned Subsidiaries to the extent such income for such period has not been paid to the Borrower by dividend or otherwise) determined in accordance with GAAP.

     "Contingent Obligation" shall mean, as to any person, any obligation of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Credit Event" shall have the meaning assigned to such term in Section
4.01.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "Designated Senior Indebtedness" shall have the meaning given such term in the New Senior Subordinated Note Indenture.

     "Destruction" shall mean any and all damage to, or loss or destruction of, any Property of the Borrower or any of the Subsidiaries or any part thereof.

     "Disqualified Capital Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Tranche B Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any capital stock referred to in (a) above, in each case at any time prior to the first anniversary of the Tranche B Maturity Date.

     "Divestitures" shall mean the sale by the Borrower of its vibration control business, known as Barry Controls, and its aerospace cargo products business, known as Air Cargo.

     "Dividend" with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such person outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     "Dollar Borrowing" means a Borrowing comprised of Dollar Loans.

     "Dollar Equivalent" means, on any date of determination, with respect to any amount denominated in any currency other than Dollars, the equivalent in dollars of such amount, determined by Administrative Agent pursuant to Section
1.04 using the applicable Exchange Rate with respect to such currency at the time in effect.

     "Dollar Loan" means any Loan denominated in dollars.

     "Dollars" or "$" shall mean lawful money of the United States of America.

     "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof, the District of Columbia, the United States Virgin Islands or Puerto Rico.

     "EC Treaty" means the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992).

     "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

     "Environmental Law" shall mean the common law and any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of or damages to natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters now or hereafter in effect, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S) 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.
(S) 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. (S) 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. (S) 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. (S) 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. (S) 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. (S) 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 5101 et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

     "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "Equity Interest" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued hereafter.

     "Equity Offering" shall mean any offering of capital stock of, and by, the Borrower other than (i) an issuance made as consideration for an acquisition permitted pursuant to Section 6.04(j) and (ii) issuances pursuant to employee stock ownership plans of the Borrower or the Subsidiaries.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) any Foreign Benefit Event.

     "EURIBOR" means, with respect to any EURIBOR Borrowing for any Interest Period (i) the rate per annum as determined by Administrative Agent at approximately 11:00 a.m. Brussels time on the date which is two Business Days prior to the beginning of such Interest Period by reference to the Reuters Page EURIBOR-01 for deposits in Euros for a period equal to such Interest Period or
(ii) to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, "EURIBOR" shall be the interest rate per annum determined by Administrative Agent equal to the rate per annum at which deposits in Euros are offered for such Interest Period by Administrative Agent in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the date which is two Business Days prior to the beginning of such Interest Period.

     "EURIBOR Borrowing" means any Borrowing consisting of EURIBOR Term Loans.

     "EURIBOR Term Loan" means a Tranche A Term Loan bearing interest at rates determined by reference to Adjusted EURIBOR as provided in Section 2.06(c).

     "Euro" and "Euro" mean the lawful currency of the member states (as such term is used in Council Regulation (EC) No. 974/98) of the European Union that adopt the single currency in accordance with the EC Treaty.

     "Eurocurrency Rate" means EURIBOR or LIBOR.

     "Eurocurrency Rate Borrowing" means a Borrowing comprised of Eurocurrency Rate Loans.

     "Eurocurrency Rate Loans" means Loans bearing interest at rates determined by reference to an Adjusted Eurocurrency Rate as provided in the definition of Applicable Percentage.

     "Eurocurrency Term Loans" shall mean Term Loans bearing interest at rates determined by reference to an Adjusted Eurocurrency Rate as provided in the definition of Applicable Percentage.

     "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the EC Treaty.

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) extraordinary cash receipts of the Borrower and its consolidated Subsidiaries, if any, during such fiscal year and not included in Consolidated EBITDA and (iii) reductions to noncash working capital of the Borrower and its consolidated Subsidiaries for such fiscal year (i.e., the decrease, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any cash income taxes payable by the Borrower and its consolidated Subsidiaries with respect to such fiscal year,
(ii) scheduled cash interest paid (net of cash interest received) by the Borrower and its consolidated Subsidiaries during such fiscal year, (iii) Capital Expenditures made in cash in accordance with Section 6.08 during such fiscal year, except to the extent financed with the proceeds of Indebtedness, Net Insurance Proceeds or Net Condemnation Awards, (iv) scheduled permanent repayments of Indebtedness made by the Borrower and its consolidated Subsidiaries during such fiscal year, (v) mandatory prepayments of the Revolving Loans during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of the Revolving Loans, and (vi) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year); provided that, to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales and dispositions resulting in Net Insurance Proceeds or Net Condemnation Awards shall be excluded from the calculation of Excess Cash Flow.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Rate" means, on any day, with respect to any currency other than dollars (for purposes of determining the Dollar Equivalent) or any Alternative Currency (for purposes of determining the Alternative Currency Equivalent with respect to dollars or another Alternative Currency, as the case may be), the rate (for spot delivery) at which such currency may be exchanged into dollars or the applicable Alternative Currency, as the case may be, as set forth at approximately 11:00 a.m., New York City time, on such date as the Administrative Agent shall have received a Borrowing Request on the applicable Bloomberg Key Cross Currency Rates Page. In the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by Administrative Agent for such purpose, or, at the reasonable discretion of Administrative Agent, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of dollars or the applicable Alternative Currency, as the case may be, for delivery two Business Days (or such other period as is customary in the relevant market) later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

     "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder,

(a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

     "Existing Senior Subordinated Notes" shall mean the Borrower's 8-3/4% Senior Subordinated Notes due 2009 issued pursuant to the indenture dated as of April 1, 1999, between the Borrower and The First National Bank of Chicago, as trustee.

     "Fee Letter" shall mean the Senior Secured Credit Facilities Fee Letter dated May 30, 2000, between the Borrower and the Agents.

     "Fees" shall mean the Commitment Fees, the Administrative Agent's Fees, the L/C Participation Fees and the Issuing Bank Fees.

     "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

     "fiscal quarter" shall mean a quarter ending on the last day of each February, May, August and November.

     "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Pension Plan" shall mean any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Governmental Real Property Disclosure Requirements" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer or mortgagee of Real Property, or notification, registration or filing to or with any Governmental Authority, prior to the sale or mortgage of any Real Property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property to be sold or the establishment for which control is to be transferred.

     "Granting Lender" has the meaning specified in Section 9.04(i).

     "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature or form regulated pursuant to any Environmental Law.

     "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person other than customary reservations of title under agreements with suppliers or lessors entered into in the ordinary course of business, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business),
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such person, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all outstanding obligations of such person as an account party in respect of letters of credit and bankers' acceptances, and (k) all Disqualified Capital Stock issued by such person with the amount of Indebtedness represented by such Disqualified Capital Stock being deemed to be the greater of its voluntary or involuntary liquidation preference and its maximum repurchase price, including accrued and unpaid dividends. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

     "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

     "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

     "Interest Payment Date" means (i) with respect to any ABR Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date after the Closing Date, and (ii) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan; provided that, in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

     "Interest Period" shall mean (a) in connection with each Eurocurrency Rate Loan, a period the Borrower selects pursuant to the applicable Borrowing Request or Notice of Conversion/Continuation applicable to such Loan, which Interest Period shall be, at the Borrowers' option, either a one, three or six month period or, if deposits in the relevant Eurocurrency interbank market are available to all Lenders for such period (as deter-mined by each Lender in its sole discretion), a nine or twelve month period (and, in the case of a Eurocurrency Rate Loan maturing or required to be repaid in less than one month, the date thereafter requested by the applicable Borrower and agreed to by Administrative Agent and Lenders) and (b) as to any ABR Loan, the period commencing on the date of such Borrowing and ending on the earlier of
(i) the next succeeding last Business Day of March, June, September or December, and (ii) the Revolving Credit Maturity Date, the Tranche A Maturity Date, the Tranche B Maturity Date or the Tranche C Maturity Date, as applicable; provided that: (i) the initial Interest Period for any Eurocurrency Rate Loan shall commence on the initial date of Borrowing in respect of such Loan, in the case of a Loan initially made as a Eurocurrency Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurocurrency Rate Loan; (ii) in the case of immediately successive Interest Periods applicable to a Eurocurrency Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (v) and (vi) below end on the last Business Day of a calendar month; (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the Tranche A Term Loan Maturity Date, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond the Tranche B Term Loan Maturity Date, no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Credit Maturity Date and no Interest Period with respect to the Tranche C Term Loan shall extend beyond the Tranche C Maturity Date; (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal of such Term Loans Type, unless the sum of (a) the aggregate principal amount of Term Loans of the Type to be repaid that are ABR Loans plus (b) the aggregate principal amount of Term Loans of the Type to be repaid that are Eurocurrency Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans of such Type on such date; (vii) there shall be no more than 12 Eurocurrency Rate Loans outstanding at any time; and (viii) in the event the Borrower fails to specify an Interest Period for any Eurocurrency Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, the Borrower shall be deemed to have selected an Interest Period of one month. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Interest Rate Determination Date" means, with respect to any Interest Period in connection with each Eurocurrency Rate Loan the second Business Day prior to the first day of such Interest Period.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect the Borrower or any of the Subsidiaries against fluctuations in interest rates, and not entered into for speculation.

     "Issuing Bank" shall mean, as the context may require, (a) Credit Suisse First Boston, with respect to Letters of Credit issued by it and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or (k), with respect to Letters of Credit issued by such Lender, or (c) collectively, all the foregoing.

     "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.05(c).

     "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

     "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

     "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Share of the aggregate L/C Exposure at such time.

     "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

     "Lenders" shall mean (a) the financial institutions listed on Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

     "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.23.

     "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date. Solely for purposes of this definition, if at any time the Leverage Ratio is being determined the Borrower or any Subsidiary shall have completed a Permitted Acquisition or an Asset Sale since the beginning of the relevant four fiscal quarter period, the Leverage Ratio shall be determined on a pro forma basis as if such Permitted Acquisition or Asset Sale, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

     "LIBOR" shall mean, with respect to any LIBOR Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBOR" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

     "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Loans.

     "LIBOR Loan" shall mean any LIBOR Revolving Loan or LIBOR Term Loan.

     "LIBOR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR in accordance with the provisions of Article II.

     "LIBOR Term Borrowing" shall mean a Borrowing comprised of LIBOR Term
Loans.

     "LIBOR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR in accordance with the provisions of Article II.

     "Lien" shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien, pledge, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or nature, any other type of preferential arrangement in respect of such Property or any filing of any financing statement signed by the applicable Loan Party under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" shall mean this Agreement, the Letters of Credit, the Subsidiary Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

     "Loan Parties" shall mean the Borrower and the Subsidiary Guarantors and any Subsidiary Borrowers and any Subsidiary of the foregoing party to any Security Document.

     "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

     "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, Property, results of operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Loan Parties to perform any of their obligations under the Loan Documents or (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document.

     "Mortgage" shall mean an agreement, including, but not limited to, a fee or leasehold mortgage, deed of trust or any other document acceptable to the Collateral Agent, creating and evidencing a Lien on a Mortgaged Property, which shall be substantially in the form of Exhibit E 1 or Exhibit E 2, as
                                      -----------    -----------
appropriate, with such schedules and including such additional provisions and other deviations from such Exhibit or form as shall be necessary to conform such document to applicable Requirements of Law or as shall be customary under such applicable Requirements of Law, as the same may at any time be amended in accordance with the terms thereof and hereof.

     "Mortgaged Property" shall mean the Real Property of the Loan Parties specified on Schedule 1.01(a)(i) (containing each parcel of owned Real Property to be made subject to a Mortgage) and Schedule 1.01(a)(ii) (containing each parcel of leased Real Property to be made subject to a Mortgage), which shall be subject to a Mortgage and each additional Real Property which shall be subject to a Mortgage delivered pursuant to the provisions of Section 5.11.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds) and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which to the extent permitted hereunder and under the Security Documents is secured by the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (b) with respect to any issuance or disposition of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith, (c) with respect to any Equity Offering, the cash proceeds thereof, net of all customary fees, commissions, costs and other expenses incurred in connection therewith and (d) with respect to any Casualty Event, the cash Net Condemnation Award, Net Insurance Proceeds or, in the case of any title loss, insurance proceeds, relating to any title loss or other compensation received in respect thereof, less the amount of all reasonable third-party expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such title loss.

     "Net Condemnation Award" shall mean the proceeds of any award or payment on account of a Taking, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking.

     "Net Insurance Proceeds" shall mean the proceeds of any insurance payable in respect of such Destruction together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction.

     "New Senior Subordinated Note Documents" shall mean the New Senior Subordinated Notes, the New Senior Subordinated Note Indenture and all other documents executed and delivered with respect to the New Senior Subordinated Notes, including any agreement with respect to the registration or exchange thereof or the New Senior Subordinated Note Indenture.

     "New Senior Subordinated Note Indenture" shall mean the indenture or other instrument pursuant to which the Senior Subordinated Notes may be issued subject to such terms and conditions, including subordination provisions, as shall be reasonably acceptable to the Lenders.

     "New Senior Subordinated Notes" shall mean the Borrower's Senior Subordinated Notes Due 2009 to be issued pursuant to the New Senior Subordinated
Note Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the New Senior Subordinated Notes with substantially identical terms as the New Senior Subordinated Notes.

     "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Lender or its respective successors, transferees or assignees by any Loan Party pursuant to the terms of any Loan Document or secured by any of the Security Documents, whether or not the right of such person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

     "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

     "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Permitted Acquisition" shall have the meaning assigned to such term in
Section 6.04(j).

     "Permitted Liens" shall have the meaning assigned to such term in Section 6.02.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledged Collateral" shall have the meaning assigned to such term in any Security Agreement delivered on the Closing Date or thereafter pursuant to
Section 5.11.

     "Prior Liens" shall mean Liens which, pursuant to the provisions of the applicable Security Document, are or may be superior to the Lien of such Security Document.

     "pro forma basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) if the relevant period to be tested includes any period occurring prior to the Closing Date, the consummation of the Divestitures or Spin-Off as if the same had occurred on the first day of such period, (x) the assumption, incurrence or issuance of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to finance the Divestitures or Spin-Off to refinance other outstanding Indebtedness) after the first day of the relevant Interest Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Interest Period and (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Interest Period as if such Indebtedness had been retired, redeemed or repurchased on the first day of the relevant Interest Period, with the following rules to apply in connection therewith:

          (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Divestiture or Asset Sale or to refinance other outstanding Indebtedness) assumed, incurred or issued after the first day of the relevant Interest Period (whether incurred to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Interest Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Interest Period shall be deemed to have been retired or redeemed on the first day of the respective Interest Period and remain retired through the date of determination; and

          (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate Indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for period while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding).

     "Property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person.

     "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to any Tranche A Term Loan Commitment or any Tranche A Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche A Term Loan Exposure of that Lender by (y) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to any Tranche B Term Loan Commitment or any Tranche B Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche B Term Loan Exposure of that Lender by (y) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Credit Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participants therein purchased by any Lender or in any Swing Line Loans, the percentage obtained by dividing
(x) the Revolving Credit Exposure of that Lender by (y) the aggregate Revolving Credit Exposure of all Lenders and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Credit Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Credit Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 9.04. The initial Pro Rate Share of each Lender for purposes of each of clauses (i),
(ii), (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.01 annexed hereto.

     "Real Property" shall mean, collectively, all right, title and interest (including, without limitation, any leasehold estate) in and to any and all parcels of real property owned or operated by any person, whether by lease, license or other use agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

     "Register" shall have the meaning given such term in Section 9.04(d).

     "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

     "Remedial Action" shall mean (a) a "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

     "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments representing at least a majority of the sum of all Loans (excluding Swingline Loans) outstanding, L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments at such time.

     "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

     "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

     "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

     "Revolving Credit Maturity Date" shall mean July 30, 2006.

     "Revolving Loans" shall mean the revolving loans made in Dollars by the Lenders to the Borrower pursuant to clause (c) of Section 2.01. Each Revolving Loan shall be a LIBOR Revolving Loan or an ABR Revolving Loan.

     "Secured Parties" shall have the meaning assigned to such term in the Security Documents.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Guarantors, certain other Subsidiaries and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended in accordance with the terms thereof and hereof or such other agreements acceptable to the Collateral Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to the Collateral Agent a perfected first priority Lien on and security interest in the Pledged Collateral.

     "Security Documents" shall mean the Mortgages, the Security Agreement and each other security document or pledge agreement required by applicable Requirements of Law to grant a valid, perfected Lien on and security interest in any Property hereafter acquired or developed or any other Additional Collateral, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in Property created pursuant to any Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant a security interest in any Property of whatever kind or nature as collateral for the Obligations including, without limitation, any and all documents or instruments delivered pursuant to Section 5.11.

     "Senior Debt" shall mean, at any date, the Consolidated Indebtedness of the Borrower other than Subordinated Debt.

     "Senior Leverage Ratio" shall mean, at any date, the ratio of (x) Senior Debt to (y) Consolidated EBITDA for the four fiscal quarters preceding such date.

     "SPC" has the meaning specified in Section 9.04(i).

     "Spin-Off" shall mean the spin-off by the Borrower of APW, Ltd.

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR and EURIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Debt" shall mean Indebtedness of the Borrower or any Subsidiary that is contractually subordinated to any other Indebtedness of the Borrower or such Subsidiary, as the case may be, on terms satisfactory to the Required Lenders. No Indebtedness shall be subordinate to any other Indebtedness solely by virtue of such other Indebtedness being secured and such Indebtedness not being secured or not being secured by the same collateral.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" shall mean any subsidiary of the Borrower.

     "Subsidiary Borrower" shall mean any Subsidiary that borrows funds hereunder upon execution of the Assumption Agreement pursuant to Section 2.24.

     "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit G, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

     "Subsidiary Guarantor" shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to a Subsidiary Guarantee Agreement.

     "Survey" shall mean a survey of any Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Real Property is located, (ii) dated (or redated) not earlier than 6 months prior to the date of delivery thereof unless there shall have occurred after the date of such survey any exterior construction on the site of such Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner acceptable to the Collateral Agent) to the Collateral Agent and (iv) sufficiently detailed for the Title Company to delete the survey exceptions or issue a comprehensive endorsement in the applicable title insurance policy, and if necessary to do so, complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such Survey.

     "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09 or Section 2.22.

     "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Share of the aggregate Swingline Exposure at such time.

     "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

     "Taking" shall mean any taking of any Property of the Borrower or any of the Subsidiaries or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Property of the Borrower or any of the Subsidiaries or any part thereof, by any Governmental Authority, civil or military.

     "TARGET Settlement Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

     "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Tender Offer" shall mean the offer to purchase all of the Existing Senior Subordinated Notes on or before the consummation of the Spin-Off.

     "Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans or Tranche B Term Loans.

     "Term Loan Commitments" shall mean the Tranche A Commitments and the Tranche B Commitments.

     "Term Loan Repayment Dates" shall mean the Tranche A Term Loan Repayment Dates and the Tranche B Term Loan Repayment Dates.

     "Term Loans" shall mean the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

     "Title Company" shall mean First American Title Insurance Company or such other title insurance company acceptable to the Collateral Agent.

     "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

     "Tranche A Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

     "Tranche A Maturity Date" shall mean July 30, 2006.

     "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

     "Tranche A Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of all of the Tranche A Term Loans, that Lender's Tranche A Term Loan Commitment and (ii) after all of the funding of the Tranche A Term Loans, the Dollar Equivalent of the outstanding principal amount of the Tranche A Term Loan of that Lender.

     "Tranche A Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(i).

     "Tranche A Term Loans" shall mean the term loans made in Dollars or the Alternative Currency, as specified by the Borrower in accordance with Section
2.03 by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Tranche A Term Loan shall be an EURIBOR Term Loan if it is an Alternative Currency Loan or either a LIBOR Term Loan or an ABR Term Loan if it is a Dollar Loan.

     "Tranche B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04

     "Tranche B Maturity Date" shall mean July 30, 2008.

     "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

     "Tranche B Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

     "Tranche B Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(ii).

     "Tranche B Term Loans" shall mean the term loans made in Dollars by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Tranche B Term Loan shall be either a LIBOR Term Loan or an ABR Term Loan.

     "Tranche C Maturity Date" shall have the meaning assigned to such term in
Section 2.25 hereof.

     "Tranche C Term Loan" shall have the meaning assigned to such term in
Section 2.25 hereof.

     "Tranche C Term Loan Lenders" shall have the meaning assigned to such term in Section 2.25 hereof.

     "Tranche C Term Loan Draw Date" means the date on which the Tranche C Term Loans are drawn by the Borrower.

     "Transaction Documents" shall mean the documents entered into or delivered in connection with the Transactions.

     "Transactions" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including (a) the consummation of the Spin-Off, (b) the consummation of the Divestitures, (c) the execution and delivery of the Loan Documents and the initial borrowings hereunder, (d) the execution and delivery of the New Senior Subordinated Note Documents and the issuance of the New Senior Subordinated Notes and (e) the redemption of all of the Existing Senior Subordinated Notes and the payment of any accrued interest thereon or premium with respect thereto pursuant to the Tender Offer.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted EURIBOR, Adjusted LIBOR and the Alternate Base Rate.

     "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

     "Voting Stock" shall mean any class or classes of capital stock of the Borrower pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Borrower.

     "Wholly Owned Subsidiary" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person has a 100% equity interest at such time (other than directors', managing partners' or managing members' qualifying equity interests).

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Notwithstanding that one or more Subsidiaries shall at any time become Subsidiary Borrowers pursuant to Section 2.24, for purposes of determining compliance with the provisions of Article VI the term "Borrower" shall in all cases mean the Company.

     SECTION 1.03. Accounting Terms. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

     SECTION 1.04. Exchange Rates. The Administrative Agent shall determine the Exchange Rate or any specified date to be used for calculating relevant Dollar Equivalent and Alternative Currency Equivalent amounts. The Exchange Rates so determined shall become effective on the specified date shall remain effective for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate) and shall be the Exchange Rates employed in converting any amounts between the applicable currencies.

                                   ARTICLE II

                                  The Credits

     SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Tranche A Term Loan in Dollars or an Alternative Currency to the Borrower on the Closing Date in a principal amount not to exceed its Pro Rata Share of its Tranche A Commitment; provided, however, that the Dollar Equivalent of the

Alternative Currency Tranche A Term Loans in any Alternative Currency made by all Tranche A Term Lenders shall not exceed the Dollar Equivalent of $30,000,000, (b) to make a Tranche B Term Loan in Dollars to the Borrower on the Closing Date in a principal amount not to exceed its Pro Rata Share of the Tranche B Commitment, and (c) to make Revolving Loans in Dollars to the Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Pro Rata Share of the Revolving Credit Exposure exceeding such Lender's Pro Rata Share of the Revolving Credit Commitment; provided, a maximum of $15,000,000 in Revolving Loans shall be available on the Closing Date. Within the limits set forth in clause (c) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed. The amount of each Tranche A Commitment (including the sublimit for any Alternative Currency Loans), Tranche B Commitment and Revolving Credit Commitment with respect to each Lender is set forth opposite such Lender's name on Schedule 2.01 hereto.

     SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(e), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 (or the Alternative Currency Equivalent thereof) and not less than $5,000,000 (or the Alternative Currency Equivalent thereof) or (ii) equal to the remaining available balance of the applicable Commitments.

     (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Rate Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurocurrency Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 12 Eurocurrency Rate Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Except with respect to Loans made pursuant to Section 2.02(e), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, in each case in same day funds, in Dollars and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corre-sponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (e) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Share thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Share of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Share of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

     SECTION 2.03.  Borrowing Procedure.  In order to request a Borrowing
(other than a Swingline Loan or deemed Borrowing pursuant to Section 2.02(e), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurocurrency Rate Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing,
(b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing and (c) in the case of an Alternative Currency Borrowing, not later than 12:00 noon, local time of the jurisdiction of such Alternative Currency, at least four Business Days before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Tranche A Term Borrowing, a Tranche B Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurocurrency Rate Borrowing (and in the case of the Tranche A Term Borrowing, whether the applicable rate shall be a EURIBOR Borrowing or LIBOR Borrowing) or an ABR Borrowing (provided that until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 14 days after the Closing Date), the Borrower shall not be permitted to request a Eurocurrency Borrowing); (ii) in the case of a Tranche A Term Borrowing on the Closing Date, the currency applicable to such Borrowing;
(iii) the date of such Borrowing (which shall be a Business Day), (iv) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (v) the amount (in Dollars or the Alternative Currency, as the case may be) of such Borrowing; (vi) if such Borrowing is to be a Eurocurrency Rate Borrowing, the Interest Period with respect thereto and (vii) the entity which will be the Borrower for such Loan; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no election as to the currency of Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in Dollars. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of the Swingline Lender, the then unpaid principal amount of each Swingline Loan, upon the request of the Swingline Lender, on the last day of the Interest Period applicable to such Loan or, if earlier, on the Revolving Credit Maturity Date, (ii) for the account of each Lender holding Term Loans, the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (iii) for the account of each Revolving Credit Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder (including, in the case of an Alternative Currency Loan, the Dollar Equivalent, thereof), the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     (e) Any Lender may request that the Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on the Revolving Credit Maturity Date, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage for unused Revolving Credit Commitments on the average daily unused amount of the Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the date hereof and ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of all Lenders shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans.

     (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees separately agreed to by the Borrower and the Administrative Agent (the "Administrative Agent Fees").

     (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the Revolving Credit Maturity Date, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Share of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurocurrency Rate Loans pursuant to Section 2.06, and (ii) the fees payable pursuant to the Letter of Credit Fee Letter dated the date hereof between the Borrower and the Administrative Agent (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     (d) All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

     (b) Subject to the provisions of Section 2.07, the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

     (c) Subject to the provisions of Section 2.07, the Loans comprising each Alternative Currency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to the Adjusted EURIBOR for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

     (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBOR or EURIBOR Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     (e) The Tranche C Term Loans shall bear interest at a rate determined by the Administrative Agent on the Tranche C Term Loan Draw Date. On the Tranche C Term Loan Draw Date, the interest rate (and Applicable Percentage) applicable to the Tranche B Term Loans shall be reset to the greater of (i) the interest rate (and Applicable Percentage) applicable to the Tranche Term B Loans on the Tranche C Term Loan Draw Date and (ii) the interest rate (and Applicable Percentage) applicable to the Tranche C Term Loans, and all other Applicable Percentages for Tranche B Term Loans of any type shall be automatically deemed to be adjusted by a like percentage.

     SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%; provided that in the case of Eurocurrency Rate Loans which are Dollar Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurocurrency Rate Loans shall thereupon become Alternate Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Alternate Base Rate Loans; provided, further, that in the case of Eurocurrency Rate Loans which are Alternative Currency Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurocurrency Rate Loans shall continue as Eurocurrency Rate Loans with one month Interest Periods and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for such Loans, and all other Applicable Percentages on Tranche B Term Loans shall be automatically deemed to be adjusted by a like percentage.

     SECTION 2.08. Special Provisions Governing Eurocurrency Rate Loans . Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurocurrency Rate Loans as to the matters covered:

          (a) Determination of Applicable Interest Rate.  As soon as practicable
              -----------------------------------------
     after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurocurrency Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and each Lender.

          (b) Inability to Determine Applicable Interest Rate.  In the event
              -----------------------------------------------
     that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any Eurocurrency Rate Loans, that by reason of circumstances affecting the relevant Eurocurrency interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of any rate that is an Adjusted Eurocurrency Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, EURIBOR Term Loans or LIBOR Loans, as the case may be, until such time as Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrowers.

          (c) Indemnification for Breakage or Non-Commencement of Interest
              ------------------------------------------------------------
     Periods.  The Borrowers shall indemnify each Lender with respect to
     -------
     Eurocurrency Loans pursuant to Section 2.16.

          (d) Booking of Eurocurrency Rate Loans.  Any Lender may make, carry
              ----------------------------------
     or, subject to Section 9.04, transfer Eurocurrency Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided that such making, carrying or transferring Eurocurrency Rate Loans does not result in any increase in costs or taxes to the Borrower pursuant to Section 2.20 over the amount that would otherwise be payable by the Borrower.

          (e) Assumptions Concerning Funding of Eurocurrency Rate Loans.
              ---------------------------------------------------------
     Calculation of all amounts payable to a Lender under this Section 2.08 and under Section 2.20 shall be made as though that Lender had actually funded each of its relevant Eurocurrency Rate Loans through the purchase of a deposit in Dollars or in an Alternative Currency, as applicable, bearing interest at the rate obtained pursuant to the definition of Eurocurrency Rate in an amount equal to the amount of such Eurocurrency Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurocurrency deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurocurrency Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this
     Section 2.08 and under Section 2.20.

          (f) Eurocurrency Rate Loans After Default.  After the occurrence of
              -------------------------------------
     and during the continuation of an Event of Default, (i) except as provided in Section 2.07, the Borrower may not elect to have a Loan be made or maintained as, or converted to, a Eurocurrency Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of Section 2.08(c), any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by the Borrower.

     SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on August 30, 2000, if the initial Credit Event shall not have occurred by such time.

     (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the greater of the Aggregate Revolving Credit Exposure at the time or $50,000,000.

     (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

     SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right subject to Sections 2.03 and 2.07 at any time upon prior irrevocable notice to the Administrative Agent pursuant to a Notice of Conversion/Continuation (a) not later than 11:00 am., New York City time, on the day of conversion, to convert any LIBOR Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a LIBOR Borrowing or to continue any LIBOR Borrowing as a LIBOR Borrowing for an additional Interest Period, (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any LIBOR Borrowing to another permissible Interest Period, and (d) not later than 12:00 noon, local time of the jurisdiction of such Alternative Currency, at least four Business Days prior to conversion to convert the Interest Period with respect to any EURIBOR Borrowing to another permissible Interest Period subject in each case to the following:

            (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

            (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

            (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any LIBOR Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (iv) if any LIBOR Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Sections 2.08(c) and 2.16;

            (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Borrowing;

            (vi) any portion of a LIBOR Borrowing that cannot be converted into or continued as a LIBOR Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

            (vii) EURIBOR Borrowings may only be continued as EURIBOR Borrowings and in the event the Borrower fails to select a new Interest Period at expiration of the applicable Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month; and

             (viii) an Alternative Currency Loan cannot be converted pursuant to this Section 2.10 from the currency in which it was initially made to another Alternative Currency.

     Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a LIBOR Borrowing, a EURIBOR Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a LIBOR Borrowing or a EURIBOR Borrowing, the Interest Period with respect thereto.

     SECTION 2.11. Repayment of Term Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being a "Tranche A Term Loan Repayment Date"), an amount of the Tranche A Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(g)) equal to the percentage of the original principal amount of the Tranche A Term Loans set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:


          Date                                        Percentage
          ----                                        ----------
          September 30, 2000                             2.174%
          December 31, 2000                              2.174%
          March 31, 2001                                 2.174%
          June 30, 2001                                  2.174%
          September 30, 2001                             3.260%
          December 31, 2001                              3.260%
          March 31, 2002                                 3.260%
          June 30, 2002                                  3.260%
          September 30, 2002                             4.348%
          December 31, 2002                              4.348%
          March 31, 2003                                 4.348%
          June 30, 2003                                  4.348%
          September 30, 2003                             4.348%
          December 31, 2003                              4.348%
          March 31, 2004                                 4.348%
          June 30, 2004                                  4.348%
          September 30, 2004                             5.435%
          December 31, 2004                              5.435%
          March 31, 2005                                 5.435%

          Date                                        Percentage
          ----                                        ----------
          June 30, 2005                                  5.435%
          September 30, 2005                             5.435%
          December 31, 2005                              5.435%
          March 30, 2006                                 5.435%
          Tranche A Maturity Date                        5.435%


       (ii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next preceding Business Day (each such date being a "Tranche B Term Loan Repayment Date"), an amount of the Tranche B Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(g)) equal to the percentage of the original principal amount of the Tranche B Term Loans set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

          Date                                         Percentage
          ----                                         ----------
          September 30, 2000                             0.2325%
          December 31, 2000                              0.2325%
          March 31, 2001                                 0.2325%
          June 30, 2001                                  0.2325%
          September 30, 2001                             0.2325%
          December 31, 2001                              0.2325%
          March 31, 2002                                 0.2325%
          June 30, 2002                                  0.2325%
          September 30, 2002                             0.2325%
          December 31, 2002                              0.2325%
          March 31, 2003                                 0.2325%
          June 30, 2003                                  0.2325%
          September 30, 2003                             0.2325%
          December 31, 2003                              0.2325%
          March 31, 2004                                 0.2325%
          June 30, 2004                                  0.2325%
          September 30, 2004                             0.2325%
          December 31, 2004                              0.2325%
          March 31, 2005                                 0.2325%
          June 30, 2005                                  0.2325%
          September 30, 2005                             0.2325%
          December 31, 2005                              0.2325%
          March 31, 2006                                 0.2325%
          June 30, 2006                                  0.2325%
          September 30, 2006                              8.721%
          December 31, 2006                               8.721%
          March 31, 2007                                  8.721%
          June 30, 2007                                   8.721%
          September 30, 2007                             14.884%
          December 31, 2007                              14.884%

          Date                                         Percentage
          ----                                         ----------
          March 31, 2008                                 14.884%
          Tranche B Maturity Date                        14.884%


       (iii) The Borrower shall pay to the Administrative Agent, for the account of the Lender, an amount of the Tranche C Term Loans in equal quarterly installments payable at the end of each quarter (commencing with the end of the first full calendar quarter following the Tranche C Term Loan Draw Date) aggregating 1.0% per year of the aggregate principal amount of Tranche C Term Loans outstanding on the Tranche C Term Loan Draw Date, except for the final year during which the Borrower will pay one-quarter of the remaining principal amount outstanding of the Tranche C Term Loans at the end of each calendar quarter of such final year (provided that if such date is not a Business Day, the installment shall be paid on the preceding Business Day); provided that the scheduled installments of principal of the Tranche C Term Loans set forth above shall be reduced on a pro rata basis in connection with any voluntary or mandatory prepayments of the Tranche C Term Loans in accordance with Sections
2.12 or 2.13; provided, further that the final installment specified above for the repayment by the Borrower of the Tranche C Term Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the Tranche C Term Loans.

     (b) In the event and on each occasion that any Tranche A Commitment or Tranche B Commitment shall be reduced or shall expire or terminate other than as a result of the making of a Tranche A Term Loan or a Tranche B Term Loan, as the case may be, the installments payable on each Tranche A Term Loan Repayment Date and each Tranche B Term Loan Repayment Date, as the case may be, shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

     (c) To the extent not previously paid, all Tranche A Term Loans and Tranche B Term Loans shall be due and payable on the Tranche A Maturity Date and Tranche B Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

     (d) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

     SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least four Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) in the case of Eurocurrency Loans, or written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) on or prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 (or the Alternative Currency Equivalent thereof) and not less than $5,000,000 (or the Alternative Currency Equivalent thereof).

     (b) Optional prepayments of Term Loans shall be first allocated and applied pro rata with respect to the next scheduled installment of principal due in respect of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans under Sections 2.11(a)(i), (ii) and (iii), respectively and thereafter allocated pro rata to the then outstanding Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans (after giving effect to the prepayments applied with respect to the next scheduled installment) and applied pro rata against the remaining scheduled installments of principal due in respect of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans under Sections 2.11(a)(i), (ii) and (iii), respectively; pro-vided, Lenders of the Tranche B Term Loans shall have the right (to the extent Tranche A Term Loans remain outstanding after giving effect to such prepayment of the Tranche A Term Loans) to waive any such prepayment (other than applied to the next scheduled prepayment) by giving notice to the Administrative Agent at least three Business Days prior to the prepayment, in which case the waived portion of any such prepayment will be allocated to the Tranche A Term Loan.

     (c) Each notice of prepayment (i) shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, (ii) shall be irrevocable and (iii) shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Sections 2.08(c) and
2.16 but otherwise without premium or penalty.  All prepayments under this
Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit and/or deposit an amount equal to the L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

     (b) Not later than the third Business Day following the receipt of any Net Cash Proceeds of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(g), other than (i) an aggregate of $10.0 million in Net Cash Proceeds of Asset Sales consummated after the Closing Date and (ii) an additional $20.0 million of the Net Cash Proceeds of any Asset Sale consummated with respect to the assets set forth on Schedule 2.13(b) hereto, provided, that, for purposes of this clause (ii), on a pro forma basis for any such sale such Senior Leverage Ratio shall be less than 2.00:1.00 on the date of such sale.

     (c) If the Senior Leverage Ratio is equal to or greater than 2.00:1.00 on the date of the consummation of an Equity Offering (after giving effect to the application of the proceeds of such Equity Offering), then the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the consummation of such Equity Offering, apply 50% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.13(g); provided, no prepayment of Term Loans shall be required pursuant to this Section 2.13(c) if the Senior Leverage Ratio is less than 2.00:1.00 on such date.

     (d) No later than 100 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on August 31, 2001, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended minus any amounts prepaid pursuant to Section 2.12 during such fiscal year; provided, no prepayment of Term Loans shall be required pursuant to this Section 2.13(d) if the Leverage Ratio is less than 3.00:1.00 as of the end of such fiscal year; provided, further, however, notwithstanding the foregoing, in any event the Borrower shall prepay outstanding Term Loans to the extent of any amount that would otherwise be required to be applied to an Excess Cash Flow Offer (as defined in the New Senior Subordinated Note Indenture).

     (e) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness permitted pursuant to Sections 6.01(a), (b), (d),
(e), (f), (g), (h), (i) and (j)), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, (x) apply an amount equal to 100% of such Net Cash Proceeds of Indebtedness incurred pursuant to Section 6.01(l) to prepay outstanding Term Loans, (y) if the Senior Leverage Ratio is equal to or greater than 2.00:1.00 on the date of the issuance or disposition of all other Indebtedness, then apply an amount equal to 100% of such Net Cash Proceeds of such other Indebtedness incurred to prepay outstanding Term Loans and (z) if the Senior Leverage Ratio is less than 2.00:1.00 on the date of any issuance or disposition of Indebtedness incurred pursuant to Section 6.01(k), apply an amount equal to 50% of the Net Cash Proceeds of such other Indebtedness to prepay outstanding Term Loans, in any case of (x),(y) or (z) in accordance with Section 2.13(g).

     (f) In the event that there shall occur any Casualty Event and, pursuant to the applicable Security Document, the Net Cash Proceeds with respect thereto are required to be used to prepay the Term Loans, then the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(g).

     (g) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata between the then-outstanding Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, if any, and, subject to paragraph
(j) below, applied pro rata against the remaining scheduled installments of principal due in respect of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, if any, under Sections 2.11(a)(i), (ii) and (iii), respectively.

     (h) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Sections 2.08(c) and 2.16, but shall otherwise be without premium or penalty.

     (i) Amounts to be applied pursuant to this Section 2.13 shall be allocated pro rata with respect to the then-outstanding Tranche A Term Loans, Tranche B Term Loans, and Tranche C Term Loans and applied pro rata against the remaining scheduled installments of principal due in respect of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans under Section 2.11(a)(i), (ii) and
(iii), respectively. Except in the case of payments to be applied to Tranche B Term Loans (which shall be applied immediately to the outstanding amounts of the Tranche B Term Loans), amounts to be applied pursuant to this Section 2.13 shall be applied immediately to any outstanding ABR Term Loans and, at the option of the Borrower, be applied immediately to any outstanding LIBOR Term Loans, in accordance with this paragraph (i) and paragraph (j), and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay LIBOR Term Loans and (ii) allocable to Revolving Loans to prepay LIBOR Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (i). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurocurrency Term Borrowings or LIBOR Revolving Borrowings to be prepaid, as the case may be; provided, however, that
(i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and
(ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurocurrency Rate Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

     (j) Any Lender of Tranche B Term Loans may elect, by notice to the Administrative Agent in writing (or by telecopy or telephone promptly confirmed in writing) by 11:00 a.m., New York City time, at least three Business Days prior to any prepayment of Tranche B Term Loans required to be made by the Borrower for the account of such Lender pursuant to this Section 2.13, to cause all or a portion of such prepayment to be applied instead to prepay Tranche A Term Loans (to the extent Tranche A Term Loans remain outstanding after giving effect to such prepayment of the Tranche A Term Loans) in accordance with paragraph (g) above. Any amounts remaining after the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans have been paid in full shall be applied to any outstanding ABR Revolver Loans and then to any outstanding LIBOR Revolving Loans pursuant to paragraph (i) above. Amounts used to prepay Revolving Loans pursuant to this Section 2.13 may not be reborrowed and the Revolving Credit Commitment shall be permanently reduced by an equivalent amount.

     SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted EURIBOR or the Adjusted LIBOR) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurocurrency Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank, setting forth in reasonable detail the reason therefor, the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above, and the calculation thereof, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is four months prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such four-month period. The protection of this Section 2.14 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

     SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or Alternative Currency Loan, or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the Borrower and to the Administrative Agent:

            (i) such Lender may declare that Eurocurrency Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into LIBOR Loans), whereupon any request for a Eurocurrency Borrowing (or to convert an ABR Borrowing to a LIBOR Borrowing or to continue a LIBOR Borrowing or EURIBOR Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a LIBOR Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

            (ii) such Lender may require that all outstanding LIBOR Loans made by it be converted to ABR Loans and all EURIBOR Term Loans made by it converted to ABR Loans (with all remaining payment obligations of the Borrower with respect thereto denominated in Dollars based on the Dollar Equivalent of the outstanding amounts on the date of such conversion), in which event all such LIBOR Loans and EURIBOR Term Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

     In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

     (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of
(a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurocurrency Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any LIBOR Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurocurrency Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurocurrency Loan to be made by such Lender (including any LIBOR Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurocurrency Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

     SECTION 2.17.  Pro Rata Treatment.  Except as provided below in this
Section 2.17 with respect to Swingline Loans and as required under Sections 2.13(j) and 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure and participations in Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, New York or as otherwise specified to be promptly distributed by the Administrative Agent as provided in Article VIII.

     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     (c) All payments of principal and interest with respect to Alternative Currency Loans shall be made in the applicable Alternative Currency unless such Loans shall have been converted pursuant to Section 2.15(a)(ii).

     SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (f) If the Administrative Agent or any Lender receives a refund in respect of Indemnified Taxes or Other Taxes paid by the Borrower, which in the good faith judgment of the Administrative Agent or such

Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Indemnified Taxes or Other Taxes, to the Borrower, net of all out-of-pocket expenses (including any Taxes to which such Lender has become subject as a result of its receipt of such refund) of the Administrative Agent or such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or the applicable Lender that the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.20(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) to the Borrower or any other person.

     (g) Notwithstanding anything to the contrary in this Section, if the Internal Revenue Service determines that a Lender is participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder (a "Conduit Financing Arrangement"), then (i) any Taxes that the Borrower is required to withhold from payments to such Lender shall be excluded from the definition of "Indemnified Taxes" and (ii) such Lender shall indemnify the Borrower in full for any and all Taxes for which the Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement. Each Lender represents that it is not participating in a Conduit Financing Arrangement.

     SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank and the Swingline Lender, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

     (b) If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in
Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would materially reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to
Section 2.15 or would materially reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

     SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $5,000,000 or
(ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. The initial Swingline Loan shall be in a principal amount that is no less than $500,000 and thereafter each subsequent Swingline Loan may be in an integral multiple of $100,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

     (b) Swingline Loans. The Borrower shall notify the Administrative Agent by telecopy, or by telephone (confirmed by telecopy), not later than 12:00 p.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account as directed by the Borrower in the notice requesting such Swingline Loan on the date such Swingline Loan is so requested.

     (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), New York City time on the date of prepayment at the Swingline Lender's address for notices specified in Schedule 2.01. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment, payable on the last Business Day of the Interest Period applicable to ABR Loans.

     (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

     (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Share of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Share of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

     SECTION 2.23. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $17,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

     (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(e). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than the end of the day on which the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

     (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

            (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

            (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

            (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

            (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the bad faith, gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's bad faith, gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute bad faith, wilful misconduct or gross negligence of the Issuing Bank.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

     (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(e), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

     (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

     SECTION 2.24. Borrowing Subsidiaries. The Borrower, may, from time to time, designate any person which is or becomes a Domestic Subsidiary or Foreign Subsidiary to be a Subsidiary Borrower pursuant to this Section 2.24 effective on a date not later than thirty days after written notice to Administrative Agent accompanied by (a) an Assumption Agreement in the form of Exhibit J attached hereto executed by such Subsidiary and acknowledged by the Borrower and each Subsidiary Guarantor, (b) a certificate of good standing (or equivalent thereof, if any) of such Subsidiary in the jurisdiction of its organization, (c) certified resolutions of the Board of Directors of such Subsidiary authorizing the execution and delivery of the Assumption Agreement, and any other documents required to be delivered by this Section 2.24 or Section 5.11, and (d) such other information, certificates or legal opinions as Administrative Agent reasonably may request; provided, the maximum aggregate amount of Loans in respect of which Foreign Subsidiaries may be Subsidiary Borrowers shall not exceed the Dollar Equivalent of $30,000,000; provided, further, any such designation pursuant to this Section
2.24 shall in no event be deemed to reduce the obligations in any manner or respect of any party to the Loan Documents or to release any party to the Loan Documents.

     SECTION 2.25. Additional Loan. (a) So long as no Default has occurred and is continuing, at any time prior to the Tranche B Maturity Date, the Borrower may request an additional commitment of up to an aggregate principal amount of $50,000,000 (the "Additional Loan Commitment"). No Lender or other
                            --------------------------
Person shall be obligated to provide any Additional Loan Commitment. The Administrative Agent shall assist and cooperate with (but shall not be obligated to provide an Additional Loan Commitment to) the Borrower in connection with obtaining the Additional Loan Commitments. All Additional Loan Commitments will be issued on the same date.

     (b) The Administrative Agent, in consultation with the Borrower, will attempt to identify Persons to provide the Additional Loan Commitments (it being understood that all such Persons will be required to satisfy the criteria of a "Lender" hereunder). Additional Loan Commitments may, subject to the foregoing, be made by existing Lenders or new Lenders (each, an "Additional Lender") that
                                                      -----------------
will be required to become a party to this Agreement in connection with the issuance of an Additional Loan Commitment. The aggregate amount of all Additional Loan Commitments shall not exceed $50,000,000. The existing Lenders and the Additional Lenders which agree to provide Additional Loan Commitments are collectively referred to herein as the "Tranche C Term Loan Lenders."
                                            ---------------------------

     (c) The Additional Loan Commitments shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower and by each Additional Loan Lender, setting forth the Additional Loan Commitments of such Tranche C Term Loan Lenders, the maturity, amortization and interest rates applicable to the Additional Loans and the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Additional Loan Commitments and such opinions of counsel for the Borrower with respect to the Additional Loan Commitments and such agreements as the Administrative Agent may reasonably request. So long as no Default is in existence or would result therefrom, the Borrower may borrow once in a single draw under the Additional Loan Commitments by following the procedures with respect to Credit Events set forth herein (each such loan made by an Additional Loan Lender, a "Tranche C Term Loan"). The
                                                -------------------
Tranche C Term Loans shall have a final maturity no earlier than the Tranche B Term Loans (any such date, the "Tranche C Maturity Date") and none of the terms
                                -----------------------
of the Tranche C Term Loans shall be more favorable to the Lenders thereof than the terms applicable to the Tranche B Term Loans.

                                  ARTICLE III

                         Representations and Warranties

     The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

     SECTION 3.01. Organization; Powers. The Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing or active status under the laws of the jurisdiction of its organization (except Baraboo Equipment Corporation, an inactive Subsidiary, is not in active status in the State of Wisconsin), (b) has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

     SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents and the consummation by the Loan Parties of the Transactions (including the borrowings hereunder) (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their Property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

     SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of UCC financing statements, (b) recordation of the Mortgages,
(c) such as have been made or obtained and are in full force and effect and (d) those filings required to be made following the Closing Date which are set forth on Schedule 3.04.

     SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder's equity and cash flows (x) as of and for the fiscal year ended August 31, 1999, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent public accountants, and (y) as of and for the fiscal quarter ended May 31, 2000, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and the Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

     (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related statement of income as of February 29, 2000, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date, and with respect to such income statement, on September 1, 1999. Such pro forma financial statements have been prepared in good faith by the

Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such dates, assuming that the Transactions had actually occurred at such dates.

     (c) The Borrower has heretofore delivered to the Lenders, projections for each fiscal year beginning with the fiscal year ending August 31, 2000 and through and including the fiscal year ending August 31, 2008. Such projections have been prepared in good faith by the Borrower, based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions.

     SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, results of operations, prospects, condition, financial or otherwise, or material agreements of the Borrower and the Subsidiaries, taken as a whole, since August 31, 1999.

     SECTION 3.07.  Title to Properties; Possession Under Leases.  (a)
Schedule 3.07(a)(i) contains a true and complete list of each parcel of Real Property owned by the Borrower and/or any Subsidiary as of the date hereof and describes the interest therein held by the Borrower and/or the Subsidiary.
Schedule 3.07(a)(ii) contains a true and complete list of each parcel of Real Property leased, subleased or otherwise occupied or utilized by the Borrower and/or any Subsidiary as of the date hereof and describes the interest therein held by Borrower and/or the Subsidiary. Each of the Borrower and the Subsidiaries has in the case of the Real Properties set forth in Schedule 3.07(a)(i) good, indefeasible and marketable title to, or in the case of the Real Properties set forth in Schedule 3.07(a)(ii) valid, substituting, marketable and insurable leasehold interests in, all its Real Property, free and clear of all Liens, other than Prior Liens expressly permitted by the applicable Mortgage.

     (b) Each lease or sublease of Real Property is valid and in full force and effect and neither the Borrower nor any Subsidiary is in default under any such lease or sublease and, to the knowledge of the Borrower or any Subsidiary, the other party or parties thereto are not in any material respect in default of its or their obligations thereunder, except that the tenant under the lease for 3757 Falls Mill Road, Mobile, Alabama has vacated the premises. The Borrower and/or a Subsidiary is in possession of all the Real Property except with respect to portions thereof subleased to third parties in the ordinary course of business and in accordance with the provisions of the applicable Security Document, except that the tenant under the lease for 3757 Falls Mill Road, Mobile, Alabama has vacated the premises.

     (c) Title to all Property (other than Real Property) is held by the Borrower and/or a Subsidiary free and clear of all Liens except for Prior Liens and other Liens expressly permitted to exist on such type of Property pursuant to the terms of the applicable Security Document.

     (d) The Property of the Borrower and the Subsidiaries, taken as a whole, is in good operating order, condition and repair (ordinary wear and tear excepted) and constitutes all the assets and properties which are required for the business and operations of the Borrower and the Subsidiaries as presently conducted.

     (e) Except as set forth on Schedule 3.07(e), the Borrower, or any Subsidiary, has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting all or any portion of the Property or any sale or disposition thereof in lieu of condemnation.

     (f) None of the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Property or any interest therein.

     SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the date hereof a list of all Subsidiaries and the percentage Equity Interest of the Loan Parties therein. The Equity Interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower or the applicable Subsidiary Guarantor, directly or indirectly, free and clear of all Liens other than Liens created by the Security Agreement. The Subsidiary Guarantors listed on Schedule 1.01(b) constitute all of the Domestic Subsidiaries with annual sales or assets in excess of $5,000,000 as of the Closing Date.

     SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09 or Schedule 3.17, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, Property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) Except for matters covered by Section 3.17, none of the Borrower or any of the Subsidiaries or any of their respective Property is in violation of, nor will the continued operation of their property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. Agreements. (a) None of the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (b) None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its Properties are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     (c) Schedule 3.10 accurately and completely lists all material agreements (other than leases of Real Property otherwise set forth on Schedule 3.07(a)(ii)) to which the Borrower and any Subsidiary are a party which are in effect on the Closing Date in connection with the operation of the business conducted thereby.

     SECTION 3.11. Federal Reserve Regulations. (a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the In-vestment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

     SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal tax returns and all material, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves and except with respect to any taxes for which the Borrower has provided indemnification to APW, Ltd. as set forth on Schedule 3.14.

     SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

     SECTION 3.16. Employee Benefit Plans. (a) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $200,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $200,000 the fair market value of the assets of all such underfunded Plans.

     (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Borrower, its Affiliates or any of its directors, officers, employees or agents has engaged in a transaction that subject the Borrower or any of the Subsidiaries, directly or indirectly, to a material tax or civil penalty. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities, with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Borrower or any of its Affiliates with respect to any Foreign Pension Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     SECTION 3.17.  Environmental Matters.  Except as set forth in Schedule
3.17:

          (a) The properties owned or operated by the Borrower and the Subsidiaries (the "Real Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (b) The Real Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

          (c) There have been no Releases or threatened Releases by the Borrower or any Subsidiary or, to their knowledge, by any other party, at, from, under or proximate to the Real Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (d) None of the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Real Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

          (e) Hazardous Materials have not been transported from the Real Properties by or on behalf of the Borrower or any Subsidiary, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Real Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually or by operation of law, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all material insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     SECTION 3.19. Security Documents. (a) The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Collateral and, when (i) financing statements in appropriate form are filed in the offices specified on Schedule 3.3 to the Security Agreement and (ii) the Securities Collateral (as defined in the Security Agreement) is delivered to the Collateral Agent, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Pledged Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person, other than holders of Prior Liens and subject to no other Liens except for Liens expressly permitted to exist on such Pledged Collateral by the terms of the Security Agreement.

     (b) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof), other than holders of Prior Liens and subject to no other Liens except for Liens expressly permitted to exist on such Pledged Collateral by the terms of the Security Agreement.

     (c) The Mortgages are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on, and security interest in, all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder, and when the Mortgages are filed in the offices specified on Schedule 3.19(c), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property, in each case prior and superior in right to any other person, other than holders of Prior Liens and subject to no other Lien except for Liens expressly permitted to exist on such Mortgaged Property by the terms of the applicable Mortgage.

     SECTION 3.20.  Labor Matters.    As of the date hereof and the Closing
Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

     SECTION 3.21. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties taken as a whole will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

     SECTION 3.22. Representations and Warranties in Documents. All representations and warranties set forth in the other Loan Documents and the Transaction Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made), provided that to the extent the representations and warranties in the Transaction Documents are made by persons other than the Loan

Parties, then the representations and warranties so made by such persons shall be deemed to be true and correct in all material respects for purposes of this
Section 3.22 unless the aggregate effect of all misrepresentations made by such other persons in the Transaction Documents are such as would evidence a material adverse change in the operations, properties, condition (financial or otherwise) or prospects of the Borrower from that which would have applied if all representations made by such other persons in the Transaction Documents had been true and correct in all respects.

     SECTION 3.23. Letters of Credit. The Existing L/C and the trade letters of credit referred to on Schedule 6.01 are the only letters of credit issued for the account of the Borrower or any of the Subsidiaries which are outstanding immediately prior to the Closing Date and will remain outstanding after the Closing Date.

     SECTION 3.24. Contingent Obligations. All contingent obligations incurred in connection with the Spin-Off are in such amounts as are set forth on Schedule 6.01.

                                   ARTICLE IV

                             Conditions of Lending

     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by
     Section 2.22(b).

          (b) The representations and warranties set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) The Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

          (d) There shall not have occurred or become known to the Administrative Agent any event or events, adverse condition or change in or affecting the Loan Parties, or any of them, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b), (c) and (d) (other than with respect to the knowledge of the Administrative Agent) of this Section 4.01.

     SECTION 4.02.  First Credit Event. On the Closing Date:

          (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Quarles & Brady, special counsel for the Borrower, substantially to the effect set forth in Exhibit H, and (ii) each local counsel listed on
     Schedule 4.02(a), substantially to the effect set forth in Exhibit I, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent or the Collateral Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

          (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent.

          (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

          (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs
     (b), (c) and (d) (other than with respect to the knowledge of the Administrative Agent) of Section 4.01.


          (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (f) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and all certificates, agreements or instruments representing or evidencing the Securities Collateral (as defined in the Security Agreement), accompanied by instruments of transfer and stock powers endorsed in blank, shall have been delivered to the Collateral Agent; provided that to the extent to do so would cause adverse tax consequences to the Borrower, (i) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the voting stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be required to pledge the capital stock of any of its Foreign Subsidiaries.

          (g) The Collateral Agent shall have received Mortgages with respect to each Mortgaged Property and such Mortgages shall be in full force and effect on such date, together with each document required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded or delivered to the Collateral Agent in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and Lien on the Mortgaged Property; provided, however, that if the underlying lease
                         --------  -------
     relating to any leasehold Mortgaged Property by its terms or by operation of law cannot be mortgaged, pledged or assigned as contemplated herein without the consent of the lessor thereunder, the Borrower shall use its commercially reasonable efforts to obtain such consent as soon as practicable but in no event later than 60 days from the date hereof; provided, however, that if, notwithstanding the use of its commercially
     --------  -------
     reasonable efforts, the Borrower and/or the applicable Domestic Subsidiary shall fail to obtain such consent such failure shall not result in a Default hereunder.

          (h) The Borrower and each Subsidiary shall have authorized, executed and/or delivered or caused to be delivered each of the following to the Collateral Agent:

                 (1) UCC Financing Statements (Form UCC-1 or UCC-2, as appropriate) in appropriate form for filing under the UCC and any other applicable Requirements of Law in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

                 (2) certified copies of Requests for Information (Form UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Borrower or any Subsidiary as debtor and that are filed in those state and county jurisdictions in which any of the Property of the Borrower or any Subsidiary is located and the state and county jurisdictions in which the Borrower's or any Subsidiary's principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Documents other than those encumbrances which constitute Prior Liens;

                 (3) with respect to each Real Property, copies of all leases, subleases, franchise agreements, licenses, occupancy agreements or concession agreements in which a Loan Party holds the landlord's interest or other agreements relating to possessory interests. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Real Property (either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement acceptable to Collateral Agent) and shall otherwise be reasonably acceptable to the Collateral Agent;

                 (4) evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement, including filings with the United States Patent, Trademark and Copyright offices, and delivery of such other security and other documents including, without limitation, financial account consent letters and consents of counterparties to contracts and leases, and the taking of all actions as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the Liens created, or purported to be created, by the Security Agreement, except for any of the foregoing to be provided after the Closing Date pursuant to Section 5.11 hereof;

                 (5) with respect to each Real Property, the appropriate Loan Party shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements as applicable to such Real Property, including the use of forms provided by state, local or foreign agencies, where such forms exist;

                 (6) with respect to each leased Real Property identified on
          Schedule 3.07(a)(ii) attached hereto, to the extent available, a
          --------------------
          landlord lien waiver, consent (if applicable) and access agreement, substantially in the form of Exhibit L attached hereto;
                                       ---------

                 (7) subject to Section 4.02(g), with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the transactions contemplated hereby or as shall be reasonably deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

                 (8) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance issued by a Title Company insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in an amount not less than 100% of the fair market value thereof, which policy (or commitment) shall (w) be issued by the Title Company,
          (x) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless
                           ---
          of location or allocated value of the insured property up to a stated maximum coverage amount) and (y) have been supplemented by such endorsements, provided that such endorsements are available at commercially reasonable rates as shall be requested by the Collateral Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity (but only with respect to such Mortgaged Real Property where there are existing Surveys), revolving credit, doing business, public road access, survey (but only with respect to such Mortgaged Real Property where there are existing Surveys), variable rate and so-called comprehensive coverage over covenants and restrictions) and (d) contain no exceptions to title other than exceptions for the Prior Liens permitted by the applicable Mortgage or that are satisfactory to the Collateral Agent; provided, however, that with respect to each policy (or commitment)
          --------  -------
          relating to leasehold Mortgaged Real Property, such endorsements shall be limited to matters relating to first loss, last dollar, variable rate and the so-called comprehensive coverage.

                 (9) with respect to each Mortgaged Property, a Survey, if required by the Title Company, sufficient to cause the Title Company to remove the survey and unrecorded ease-ment exceptions from the title insurance policy (or commitment) with respect to such Mortgaged Property;

                 (10) with respect to each Mortgaged Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

                 (11) with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the title company to issue the policy or policies (or commitment or commitments) and endorsements contemplated in subparagraph (8) above;

                 (12) evidence acceptable to the Collateral Agent of payment by the Loan Parties of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (8) above; and

                 (13) with respect to each Mortgaged Property, an Officer's Certificate substantially in the form of Exhibit K.
                                                   ----------

          (i) Each of the Subsidiary Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

          (j) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
     Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

          (k) After giving effect to the Transactions, and the affiliation agreements to be entered into in connection therewith, (A) the ratio of (a) Consolidated Indebtedness as of the Closing Date to (b) Consolidated EBITDA on a pro forma basis for the Transactions for the twelve-month period ending with the fiscal quarter immediately preceding the Closing Date shall not be greater than 4.0:1.00 and (B) the Consolidated EBITDA on a pro forma basis for the Transactions for the twelve-month period ending with the fiscal quarter ended February 29, 2000 shall be no less than $111.9 million.

          (l) The Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Transaction Documents, which shall be reasonably satisfactory to the Lenders (and without the waiver of any such terms not approved by the Administrative Agent (such approval not to be unreasonably withheld)).

          (m) The New Senior Subordinated Notes shall be issued in the form required by the terms of the New Senior Subordinated Note Indenture, which shall be reasonably satisfactory to the Lenders and the Borrower shall have received (or have the unconditional right to receive) at least $115.0 million in proceeds therefrom substantially contemporaneously with the initial Credit Event.

          (n) The Administrative Agent shall have received an opinion (and related going concern valuation) reasonably satisfactory in all respects to the Administrative Agent from American Appraisal Associates, Inc. to the effect that, after giving effect to the Transactions, the Borrower and the Subsidiaries (taken as a whole) will not (i) be insolvent, (ii) be rendered insolvent by the indebtedness incurred in connection therewith, (iii) be left with unreasonably small capital with which to engage in their business or (iv) have incurred debts beyond their ability to pay such debts as they mature.

          (o) After giving effect to the Transactions and the other transactions contemplated hereby, neither the Borrower nor any of the Subsidiaries shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and extensions of credit hereunder and (ii) the New Senior Subordinated Notes.

                                   ARTICLE V

                             Affirmative Covenants

     The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

     SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all Property material to the conduct of such business and keep such Property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 5.02. Insurance. (a) Keep its insurable Properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any Properties owned, occupied or controlled by it; maintain such other insurance as may be required by law; and, with respect to Collateral, otherwise maintain all insurance coverage required under the applicable Security Documents.

     (b) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

     SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of Collateral, the Borrower or the applicable Subsidiary shall have otherwise complied with the provisions of the applicable Security Document in connection with such nonpayment.

     SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and the Subsidiary Guarantors and other Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiary Guarantors and other Subsidiaries during such year, all in reasonable detail and audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, setting forth in each case in comparative form (i) the corresponding statements for the preceding fiscal year and (ii) the budget corresponding to such period previously provided pursuant to Section 5.04(f);

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and the Subsidiary Guarantors and other Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiary Guarantors and other Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all in reasonable detail and certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of each of the Borrower and the Subsidiary Guarantors and other Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, setting forth in each case in comparative form (i) the corresponding statements for the corresponding period in the preceding fiscal year and (ii) the budget corresponding to such period previously provided pursuant to Section 5.04(f);

          (c) (i) concurrently with any delivery of financial statements under sub-paragraph (a), (b) or (c) above, a certificate of a Financial Officer opining on or certifying such statements certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) concurrently with any delivery of financial statements under sub-paragraph
     (a) or (b) above, a certificate of a Financial Officer opining on or certifying such statements setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.08, 6.09, 6.10 and 6.11 and, in the case of paragraph (a) above, setting forth the Borrower's calculation of Excess Cash Flow and excess cash flow (as defined in the New Senior Subordinated
     Note Indenture) and (iii) in the case of paragraph (a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of the Borrower and the Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Event of Default or Default has occurred or, if in the opinion of such accounting firm such an Event of Default or Default has occurred, specifying the nature and extent thereof;

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

          (e) promptly after the receipt thereof by the Borrower or any of the Subsidiaries, a copy of any "management letter" received by any such person from its certified public accountants and the management's responses thereto;

          (f) no later than 45 days following the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income by each of the Borrower's business segments and consolidated as to sources and uses of cash and balance sheets) prepared by the Borrower for each of the four quarters of such fiscal year prepared in the same level of detail as prepared for and delivered to the Borrower's Board of Directors, in each case, of the Borrower and the Subsidiaries, accompanied by the statement of a Financial Officer of the Borrower to the effect that the budget is a reasonable estimate for the period covered thereby.

          (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.05.  Litigation and Other Notices.  Furnish to the
Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

          (d) (i) the incurrence of any Lien (other than Prior Liens and other Liens expressly permitted by the terms of the applicable Security Document) on, or Claim asserted against, any of the Collateral or (ii) the occurrence of any other event which could materially affect the value of the Collateral.

     SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $500,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

     SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the Properties of the Borrower, the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

     SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

     SECTION 5.09. Compliance with Environmental Laws. Comply, and use its best efforts to cause all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of the Borrower, the Borrower or any of the Subsidiaries shall be required to undertake any Remedial Action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

     SECTION 5.10. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing for more than 25 days without the Borrower or the Subsidiaries commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the ex-pense of the Borrower, an environmental site assessment report regarding the matters which are the subject of such default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Default.

     SECTION 5.11. Further Assurances; Additional Collateral. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, without limitation, filing UCC and other financing statements, mortgages and deeds of trust and filings with the United States Patent and Trademark Office and the United States Copyright Office) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

     (b) The Borrower will cause any existing or subsequently acquired or organized Domestic Subsidiary having annual sales or assets in excess of $5,000,000 to execute a Subsidiary Guarantee Agreement, and the Borrower will cause any existing or subsequently acquired or organized Domestic Subsidiary to execute an Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent as shall be necessary or appropriate to grant a first priority Lien on, and security interest in, the Property owned or held by such Domestic Subsidiary and to take all further action of the type described in this Section 5.11 in order to grant, preserve, protect and perfect such Lien and security interest.

     (c) The parties hereto acknowledge and agree that it is their intention that the Obligations shall be secured by, among other things, a first priority Lien on substantially all the Property of the Borrower and the Domestic Subsidiaries (including, without limitation, real and other Property acquired subsequent to the Closing Date). Promptly, and in any event within 30 days after the acquisition of any Property by the Borrower and/or the Domestic Subsidiaries, the Borrower and/or the Domestic Subsidiaries will, at their sole cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, first priority perfected security interests with respect to such property (the "Additional Collateral"). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents (including, without limitation, legal opinions, title insurance policies, surveys, appraisals, certificates of title, consents and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.11 (provided, however, that with respect
                                            --------
to any newly-acquired leasehold Real Property, the Borrower and/or Domestic Subsidiary acquiring such leasehold interest will mortgage, pledge or assign the underlying lease to the Collateral Agent at the request of the Collateral Agent if such Real Property is material to the business, operations or financial condition of the Borrower and/or Domestic Subsidiary in the reasonable determination of the Collateral Agent); provided, however, that if the
                                        --------  -------
underlying lease relating to any leasehold Real Property interest acquired by the Borrower and/or the Domestic Subsidiaries by its terms or by operation of law cannot be mortgaged, pledged or assigned as contemplated herein without the consent of the lessor thereunder, the Borrower and/or Domestic Subsidiary acquiring such leasehold interest shall be required to use its commercially reasonable efforts to obtain such consent as soon as practicable but in no event later than 60 days from the date the Borrower and/or the Domestic Subsidiaries acquired such leasehold interest, however, the failure to obtain such consent shall not result in a Default hereunder.

     (d) The Borrower agrees to, from time to time, provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each security interest and Lien contemplated. In addition, pursuant to Section 2.24, the Borrower will cause the Assumption Agreement to be executed by the applicable Domestic or Foreign Subsidiary.

     (e) With respect to each leased Real Property identified on Schedule
                                                                 --------
3.07(a)(ii) attached hereto, to the extent not delivered to the Collateral Agent
-----------
on the Closing Date, the Borrower will and will cause each Domestic Subsidiary to use its commercially reasonable efforts to obtain and deliver to the Collateral Agent, as soon as practicable but in no event later than 60 days from the Closing Date, a landlord lien waiver, consent (if applicable) and access agreement, substantially in the form of Exhibit L attached hereto; provided,
                                        ---------                  --------
however, that if, notwithstanding the use of its commercially reasonable
-------
efforts, the Borrower and/or the applicable Domestic Subsidiary shall fail to obtain such landlord lien waiver such failure shall not result in a Default hereunder.

     SECTION 5.12. Interest Rate Protection. No later than the 60th day after the Closing Date, the Borrower shall enter into, and for a minimum of two years thereafter maintain, Interest Rate Protection Agreements acceptable to the Administrative Agent that results in at least the lesser of 50% or $200.0 million of the aggregate principal amount of the Borrower's Consolidated Indebtedness being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent unless the Borrower shall have at least $200.0 million aggregate principal amount of Consolidated Indebtedness incurred and outstanding in compliance with this Agreement that is subject to a fixed rate.

                                   ARTICLE VI

                               Negative Covenants

     The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

     SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents; provided, that the Borrower may incur the Tranche C Term Loans in an aggregate principal amount of $50,000,000 pursuant to Section 2.25, if at the time of the incurrence thereof the Senior Leverage Ratio, on a pro forma basis for such incurrence, is less than 2.50:1.00;

          (b) Indebtedness of the Borrower pursuant to the New Senior Subordinated Notes issued on or before the Closing Date, in an aggregate principal amount not to exceed $200,000,000, less the aggregate amount of all repayments of New Senior Subordinated Notes effected after the Closing Date;

          (c) Indebtedness of the Borrower pursuant to the New Senior Subordinated Notes issued after the Closing Date in an aggregate amount, together with the Indebtedness permitted under Section 6.01(b) not to exceed $200,000,000 at any one time outstanding;

          (d) Indebtedness actually outstanding on the Closing Date and listed on Schedule 6.01, but not any refinancings or renewals thereof; provided that Capital Lease Obligations assumed in connection with the Acquisition and set forth on Schedule 6.01 may be refinanced or renewed so long as (i) such refinanced Capital Lease Obligations are in an aggregate principal amount not greater than the aggregate principal amount of the Capital Lease Obligations being renewed or refinanced, plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith,
     (ii) such refinanced Capital Lease Obligations have a later or equal final maturity and longer or equal weighted average life than the Capital Lease Obligations being renewed or refinanced and (iii) the covenants, events of default and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Capital Lease Obligations being renewed or refinanced;

          (e) Indebtedness under Interest Rate Protection Agreements entered into in compliance with Section 5.12, and such other non-speculative Interest Rate Protection Agreements which may be entered into from time to time by the Borrower and which the Borrower in good faith believes will provide protection against fluctuations in interest rates with respect to floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 6.01;

          (f) Indebtedness evidenced by Capital Lease Obligations to the extent permitted pursuant to Section 6.08; provided that in no event shall the aggregate principal amount of Capital Lease Obligations permitted by this paragraph (e) exceed $5,000,000 at any time outstanding;

          (g) intercompany Indebtedness of the Borrower and its Subsidiaries outstanding to the extent permitted by Section 6.04(f);

          (h) in addition to any Indebtedness permitted by the preceding paragraph (g), Indebtedness of any Wholly Owned Subsidiary to the Borrower or another Wholly Owned Subsidiary constituting the purchase price in respect of intercompany transfers of goods and services made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

          (i) Indebtedness under performance bonds, letter of credit obligations to provide security for worker's compensation claims and bank overdrafts, in each case incurred in the ordinary course of business; provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days;

          (j) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 6.04(e);

          (k) subject to Section 6.01(m) below, Indebtedness incurred by Foreign Subsidiaries incurred from time to time after the Closing Date so long as the aggregate principal amount of all Indebtedness (including trade letters of credit) incurred pursuant to this paragraph (k) at any time outstanding does not exceed the Dollar Equivalent of $20,000,000; provided, none of the Indebtedness permitted pursuant to this paragraph (k) may be directly or indirectly guaranteed by the Borrower or any Domestic Subsidiaries of the Borrower;

          (l) Indebtedness evidenced by an Accounts Receivable Facility not to exceed $75.0 million in the aggregate outstanding at any time; provided, no such Indebtedness shall be incurred at a time when, on a pro forma basis for any such incurrence, the Senior Leverage Ratio is greater than 2.0:1.0; and

          (m) additional Indebtedness of the Borrower and its Subsidiaries to the extent not permitted by the foregoing clauses of this Section 6.01 not to exceed $10.0 million in aggregate principal amount at any time outstanding; provided, the aggregate amount of Indebtedness under Sections 6.01(k) and (m) does not exceed $25.0 million at any one time.

     SECTION 6.02. Liens. (i) Create, incur, assume or permit to exist, directly or indirectly, any Lien upon or with respect to any Collateral except for Prior Liens and other Liens expressly permitted by the terms of the applicable Security Documents and (ii) create, incur, assume or permit to exist any Lien on any Property that does not constitute Collateral now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

          (b) Liens in respect of property or assets of the Borrower or any of the Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlord's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property or assets of the Borrower and the Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Borrower and the Subsidiaries, taken as a whole, or (ii) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (c) Liens in existence on the Closing Date and set forth on Schedule
     6.02 (including Liens set out on any applicable title insurance policy on the Closing Date); provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase and (ii) such Liens do not encumber any additional assets or properties of the Borrower or any of the Subsidiaries;

          (d) Liens created pursuant to the Security Documents;

          (e) Liens placed upon assets used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or Liens upon assets of the Borrower and its Subsidiaries subject to Capital Lease Obligations to the extent permitted by Section 6.01; provided that (i) such Liens only serve to secure the payment of Indebtedness arising under such Capital Lease Obligation and (ii) the Lien encumbering the asset giving rise to the Capital Lease Obligation does not encumber any other asset (other than proceeds thereof) of the Borrower or any Subsidiary of the Borrower; provided that (i) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this paragraph (e) shall not at any time exceed $5,000,000 and (ii) in all events, the Lien encumbering the assets so acquired does not encumber any other asset (other than proceeds thereof) of the Borrower or such Subsidiary;

          (f) easements, rights-of-way, restrictions (including zoning restrictions), covenants encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower and the Subsidiaries taken as a whole or the Borrower;

          (g) Liens arising out of judgments or awards not giving rise to an Event of Default in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

          (h) Liens (other than any Lien imposed by ERISA) (i) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (ii) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that the aggregate amount of deposits at any time pursuant to clause (ii) and clause
     (iii) shall not exceed $1,000,000 in the aggregate;

          (i) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement, including any Lien filed to prevent the impairment of any such interest;

          (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

          (k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries;

          (l) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets which constitute Collateral or the capital stock of the Borrower or any of its Subsidiaries, (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.01(k); and

          (m) Liens not otherwise permitted by the foregoing paragraphs (a) through (l) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $5,000,000 in the aggregate at any time outstanding.

     SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale of such property is permitted by Section 6.05 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02(e).

     SECTION 6.04. Investments, Loans and Advances. Directly or indirectly, lend money or credit or make advances to any person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

          (a) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them;

          (b) the Borrower and its Subsidiaries may make loans and advances or guarantees of loans or advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $6,000,000;

          (c) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 6.01(e);

          (d) the Borrower and the Subsidiaries may consummate the Transactions;

          (e) the Borrower may enter into and perform its obligations under Other Hedging Agreements entered into in the ordinary course of business and so long as any such Other Hedging Agreement is not speculative in nature and is (i) related to income derived from foreign operations of the Borrower or any Subsidiary or otherwise related to purchases permitted hereunder from foreign suppliers or (ii) entered into to protect the Borrower and/or its Subsidiaries against fluctuations in the prices of raw materials used in their businesses;

          (f) any Wholly Owned Subsidiary may make intercompany loans to the Borrower or any Wholly Owned Subsidiary and the Borrower may make intercompany loans and advances to any Wholly Owned Subsidiary; provided that any promissory notes evidencing such intercompany loans shall be pledged (and delivered) by the Borrower or the respective Domestic Wholly Owned Subsidiary that is the lender of such intercompany loan as Collateral pursuant to the Pledge Agreement, provided further that (i) neither the Borrower nor any Domestic Subsidiaries of the Borrower may make loans to any Foreign Subsidiaries of the Borrower pursuant to this paragraph (f) and
     (ii) any loans made by any Foreign Subsidiaries to the Borrower or any of its Domestic Subsidiaries pursuant to this paragraph (f) shall be subordinated to the obligations of the Loan Parties pursuant to subordination provisions reasonably acceptable to the Agent;

          (g) the Borrower and its Subsidiaries may sell or transfer amounts to the extent permitted by Section 6.05;

          (h) the Borrower may establish Subsidiaries to the extent permitted by
     Section 6.15;

          (i) the Borrower and its Domestic Wholly Owned Subsidiaries may make loans and advances to, or other investments in, Foreign Subsidiaries of the Borrower so long as the aggregate amount of any loans, advances or other investments made after the Closing Date at any time outstanding (determined without regard to any write-downs or write-offs thereof) pursuant to this paragraph (i) shall not exceed $30,000,000; and

          (j) in addition to investments permitted by clauses (a) through (i) above, the Borrower and its Subsidiaries may make any acquisition of assets relating to, or equity interests in a person engaged in, a business that complies with Section 6.16; provided, (i) no single acquisition is for cash consideration exceeding $25.0 million, (ii) the aggregate amount of the cash consideration for all such acquisitions does not exceed $50.0 million in any fiscal year and (iii) the aggregate amount of consideration for all such acquisitions does not exceed $150.0 million at any time after the Closing Date (of which no more than $100.0 million may be in cash); provided, however, that with respect to any such acquisition the Borrower, on a pro forma basis for such acquisition, would have (I) a Senior Leverage Ratio less than 2.5:1.00 and (II) a Leverage Ratio, the numerator of which is at least .25 less than the maximum then allowable under Section 6.11 (any such acquisition pursuant to this Section 6.04(j), a "Permitted
                                                                ---------
     Acquisition").
     -----------

     SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its Property, or purchase or otherwise acquire (in one or a series of related transactions) any part of the Property (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any person (or agree to do any of the foregoing at any future time), except that:

          (a) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 6.08;

          (b) each of the Borrower and its Subsidiaries may (i) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such person, are obsolete, worn out or otherwise no longer useful in the conduct of such person's business, and
     (ii) unless an Event of Default shall have occurred and be continuing, subject to Section 2.13(b), sell, lease or otherwise dispose of any assets, provided that the aggregate consideration received in respect of all assets subject to sales or other dispositions pursuant to this clause (b)(ii) shall not exceed $10,000,000 in any four fiscal quarters of the Borrower;

          (c) investments may be made to the extent permitted by Section 6.04;

          (d) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal Property in the ordinary course of business (so long as any such lease does not create a Capital Lease Obligation except to the extent permitted by Section 6.01);

          (e) each of the Borrower and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices (including without limitation sales or transfers of inventory by the Borrower to its Subsidiaries);

          (f) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

          (g) licenses, cross-licenses or sublicenses by the Borrower and its Subsidiaries of software, trademarks and other intellectual property in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Subsidiaries, taken as a whole, or the Borrower shall be permitted;

          (h) the Accounts Receivable Facility, Spin-Off and Divestitures shall be permitted; and

          (i) the Borrower or any Domestic Wholly Owned Subsidiary of the Borrower may transfer Property or lease to or acquire or lease Property from the Borrower or any other Domestic Wholly Owned Subsidiary or any Domestic Wholly Owned Subsidiary may be merged into the Borrower (as long as the Borrower is the surviving corporation of such merger as a Wholly Owned Subsidiary of) or any other Domestic Wholly Owned Subsidiary of the Borrower; provided, however, that the Lien on and security interest in such Property granted in favor of the Collateral Agent under the Security Documents shall be maintained in accordance with the provisions of Section 5.11.

To the extent the Required Lenders waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to the Borrower or a Subsidiary) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

   SECTION 6.06. Dividends. Authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

          (a) any Subsidiary of the Borrower (i) may pay cash Dividends to the Borrower or any Wholly Owned Subsidiary of the Borrower and (ii) if such Subsidiary is not a Wholly Owned Subsidiary, may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

          (b) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability, retirement or termination of employment of employees, officers or directors of the Borrower or any of its Subsidiaries; provided that (i) all amounts used to effect such repurchases are obtained by the Borrower from a substantially concurrent issuance of its common stock (or options to purchase such common stock) to other employees, members of management, executive officers or directors of the Borrower or any of its Subsidiaries or (ii) to the extent the proceeds used to effect any repurchase pursuant to this clause (ii) are not obtained as described in preceding clause (i), the aggregate amount of Dividends paid by the Borrower pursuant to this paragraph (b) (exclusive of amounts paid as described pursuant to preceding clause (i)) shall not exceed $1,000,000 in any fiscal year of the Borrower; provided that, in the event that the maximum amount which is permitted to be expended in respect of Dividends during any fiscal year pursuant to this clause (b)(ii) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to this clause (b) (ii) shall be increased by such unutilized amount; and

          (c) the Borrower may consummate the Spin-Off.

     SECTION 6.07. Transactions with Affiliates. Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of the Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that:

          (a) Dividends may be paid to the extent provided in Section 6.06;

          (b) loans may be made and other transactions may be entered into between and among the Borrower, the Subsidiaries and their respective Affiliates to the extent permitted by Sections 6.01 and 6.04;

          (c) customary fees may be paid to non-officer directors of the Borrower; and

          (d) the Spin-Off may be effected and the transition services as set forth on Schedule 6.07.

     SECTION 6.08. Capital Expenditures. (a) Make any Capital Expenditures, except in the amount specified during the fiscal year set forth below:

                                              Maximum Capital
                   Fiscal Year                  Expenditure
                   -----------                ---------------
                       2001                         $13.5
                       2002                         $14.2
                       2003                         $15.1
                       2004                         $16.0
                       2005                         $16.7
                       2006                         $17.3
                       2007                         $17.9
                       2008                         $18.6

     (b) Notwithstanding anything to the contrary contained in paragraph (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries pursuant to Section 6.08(a) in any fiscal year of the Borrower is less than the amount permitted by Section 6.08(a) with respect to such fiscal year, the amount of such difference, but in no case more than 25% of the amount permitted for such fiscal year, may be carried forward and used to make Capital Expenditures in the immediately succeeding fiscal year (after the full amount of Capital Expenditures otherwise permitted to be made under Section 6.08(a) in such fiscal year, without regard to the provisions of this paragraph (b), have been made); provided that amounts once carried forward to such succeeding fiscal year shall lapse and terminate at the end of such fiscal year.

     (c) In addition to the Capital Expenditures permitted pursuant to preceding paragraphs (a) and (b), the Borrower and its Subsidiaries may make additional Capital Expenditures consisting of the reinvestment of proceeds of Net Insurance Proceeds or Net Condemnation Awards not required to be applied to prepay the Loans pursuant to Section 2.13(f); provided, however, that the Property acquired in connection with such reinvestment shall be made subject to the Lien of the Security Documents pursuant to the provisions of Section 5.11.

     SECTION 6.09. Consolidated Interest Coverage Ratio . Permit the Consolidated Interest Coverage Ratio for any period comprised of one or more fiscal quarters from the Closing Date to May 31, 2001, and thereafter for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of a fiscal quarter described below to be less than the amount set forth opposite such period below:

          Period                                       Ratio
          ------                                       -----
          Closing Date to 11/30/2000                   1.75:1.00
          12/01/2000 to 2/28/2001                      1.75:1.00
          3/01/2001 to 5/31/2001                       1.75:1.00
          6/01/2001 to 8/31/2001                       1.75:1.00
          9/01/2001 to 11/30/2001                      1.75:1.00
          12/01/2001 to 2/28/2002                      2.00:1.00
          3/01/2002 to 5/31/2002                       2.00:1.00
          6/01/2002 to 8/31/2002                       2.00:1.00
          9/01/2002 to 11/30/2002                      2.00:1.00
          12/01/2002 to 2/28/2003                      2.25:1.00
          3/01/2003 to 5/31/2003                       2.25:1.00
          6/01/2003 to 8/31/2003                       2.25:1.00
          9/01/2003 to 11/30/2003                      2.25:1.00
          12/01/2003 to 2/29/2004                      2.50:1.00
          3/01/2004 to 5/31/2004                       2.50:1.00
          6/01/2004 to 8/31/2004                       2.50:1.00
          9/01/2004 to 11/30/2004                      2.50:1.00
          12/01/2004 to 2/28/2005                      2.75:1.00
          3/01/2005 to 5/31/2005                       2.75:1.00
          6/01/2005 to 8/31/2005                       3.00:1.00
          9/01/2005 to 11/30/2005                      3.00:1.00
          12/01/2005 to 2/28/2006                      3.00:1.00
          3/01/2006 to 5/31/2006                       3.00:1.00
          6/01/2006 to 8/31/2006                       3.00:1.00
          thereafter                                   3.50:1.00

     SECTION 6.10. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period comprised of one or more fiscal quarters from the Closing Date to May 31, 2001, and thereafter for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of any period set forth below to be less than the amount set forth opposite such period below:

          Period                                       Ratio
          ------                                       -----
          Closing Date to 11/30/2000                   1.00:1.00
          12/01/2000 to 2/28/2001                      1.00:1.00
          3/01/2001 to 5/31/2001                       1.05:1.00
          6/01/2001 to 8/31/2001                       1.05:1.00
          9/01/2001 to 11/30/2001                      1.05:1.00
          12/01/2001 to 2/28/2002                      1.05:1.00
          3/01/2002 to 5/31/2002                       1.05:1.00
          6/01/2002 to 8/31/2002                       1.05:1.00
          9/01/2002 to 11/30/2002                      1.05:1.00
          12/01/2002 to 2/28/2003                      1.05:1.00
          3/01/2003 to 5/31/2003                       1.05:1.00
          6/01/2003 to 8/31/2003                       1.05:1.00
          9/01/2003 to 11/30/2003                      1.05:1.00

          Period                                          Ratio
          ------                                          -----
          12/01/2002 to 2/28/2003                         1.05:1.00
          3/01/2003 to 5/31/2003                          1.05:1.00
          6/01/2003 to 8/31/2003                          1.05:1.00
          9/01/2003 to 11/30/2003                         1.05:1.00
          12/01/2003 to 2/29/2004                         1.05:1.00
          3/01/2004 to 5/31/2004                          1.05:1.00
          6/01/2004 to 8/31/2004                          1.05:1.00
          thereafter                                      1.10:1:00

     SECTION 6.11. Maximum Leverage Ratio . Permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

          Period                                          Ratio
          ------                                          -----
          Closing Date to 11/30/2000                      4.50:1.00
          12/01/2000 to 2/28/2001                         4.50:1.00
          3/01/2001 to 5/31/2001                          4.50:1.00
          6/01/2001 to 8/31/2001                          4.50:1.00
          9/01/2001 to 11/30/2001                         4.50:1.00
          12/01/2001 to 2/28/2002                         4.25:1.00
          3/01/2002 to 5/31/2002                          4.25:1.00
          6/01/2002 to 8/31/2002                          4.00:1.00
          9/01/2002 to 11/30/2002                         4.00:1.00
          12/01/2002 to 2/28/2003                         4.00:1.00
          3/01/2003 to 5/31/2003                          3.75:1.00
          6/01/2003 to 8/31/2003                          3.75:1.00
          9/01/2003 to 11/30/2003                         3.75:1.00
          12/01/2003 to 2/29/2004                         3.25:1.00
          3/01/2004 to 5/31/2004                          3.25:1.00
          6/01/2004 to 8/31/2004                          3:25.1.00
          9/01/2004 to 11/30/2004                         3.00:1.00
          12/01/2004 to 2/28/2005                         3.00:1.00
          3/01/2005 to 5/31/2005                          3.00:1.00
          6/01/2005 to 8/31/2005                          3.00:1.00
          9/01/2005 to 11/30/2005                         2.50:1.00
          thereafter                                      2.50:1.00

     SECTION 6.12. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements, etc. (i) Amend, waive or modify, or permit the amendment or modification of, any provision of existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way materially adversely affect the interests of the Lenders and are otherwise permitted under Section 6.01(c), (ii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control, excess cash flow, proceeds from any Accounts Receivable Facility or similar event of, any Indebtedness (other than the Loans), including the New Senior Subordinated Notes, (iii) amend or modify, or permit the amendment or modification of, any Transaction Document or any of the agreements entered into in connection therewith or any tax sharing agreement, in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Lenders, or (iv) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-laws, or any agreement entered into by it, with respect to its capital stock (including any shareholders' agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iv) or any such new agreements pursuant to this clause (iv) which do not in any way materially adversely affect in any material respect the interests of the Lenders.

     SECTION 6.13. Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) the New Senior Subordinated Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (v) customary provisions restricting assignment of any agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (vi) any holder of a Lien permitted by Section 6.02 may restrict the transfer of the asset or assets subject thereto and (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement.

     SECTION 6.14. Limitation on Issuance of Capital Stock. The Borrower will not permit any of the Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of the Subsidiaries in any class of the capital stock of such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, and
(iv) Subsidiaries of the Borrower formed after the Closing Date pursuant to
Section 6.15 may issue capital stock to the Borrower or the respective Subsidiary of the Borrower which is to own such stock. All capital stock issued in accordance with this Section 6.14 shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Security Agreement.

     SECTION 6.15. Limitation on Creation of Subsidiaries. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that the Borrower may establish or create one or more Wholly Owned Subsidiaries of the Borrower without such consent so long as (a) 100% of the capital stock of any new Domestic Subsidiary (or all capital stock of any new Foreign Subsidiary which is owned by any Loan Party, except that not more than 65% of the voting stock of any such Foreign Subsidiary shall be required to be so pledged) is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement and (b) upon the creation or establishment of any such new Domestic Subsidiary such Domestic Subsidiary becomes a party to the applicable Security Documents in accordance with Section
5.11 and the other Loan Documents.

     SECTION 6.16. Business. Engage (directly or indirectly) in any business other than the business in which the Borrower and the Subsidiaries are engaged on the Closing Date and other business reasonably related thereto.

     SECTION 6.17. Designated Senior Indebtedness. Designate any indebtedness as "Designated Senior Indebtedness" for purposes of the New Senior Subordinated Note Indenture unless the Required Lenders specifically consent thereto in writing.

     SECTION 6.18. Fiscal Year. With respect to the Borrower, change its fiscal year-end to a date other than August 31.


                                  ARTICLE VII


                               Events of Default

     In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.07 or 5.08 or in Article VI;

          (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or
     (d) above) and such default shall continue unremedied or shall not be waived for a period of 20 days after written notice thereof from the Administrative Agent or any Lender to the Borrower; provided, however, that
                                                         --------  -------
     in the case of any such default by the Borrower or any Subsidiary arising out of the occurrence of any default under any Security Document that results in a "Material Adverse Effect" (as defined in the applicable Security Document) caused by the impairment of the value or utility of the Collateral encumbered thereby, such default shall not constitute an Event of De-fault hereunder unless such impairment, individually or in the aggregate with all other such impairments, exceeds $5,000,000;

          (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations) in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
     (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $1,000,000;

          (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the property covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to renew timely any applicable UCC financing statement or to maintain possession of certificates representing securities pledged under the Security Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

          (l) at any time after the execution and delivery thereof, (i) the Subsidiary Guarantee Agreement for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Security Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Security Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected first priority Lien in any Collateral purported to be covered thereby, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party;

          (m) any of the Obligations shall cease to constitute "Senior Indebtedness" under and as defined in the New Senior Subordinated Note Indenture; or

          (n) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

               The Administrative Agent and the Collateral Agent

     In order to expedite the transactions contemplated by this Agreement, Credit Suisse First Boston is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to col-lectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases and supplements) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

     Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time upon 30 days prior notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on the aggregate amount of its outstanding Term Loans and Revolving Credit Commitment hereunder) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, and reasonable expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Each of the parties hereto acknowledge and agrees that none of the Syndication Agent or either Documentation Agent shall have any duties, responsibilities, obligations or liabilities, as such, hereunder or under the other Loan Documents.

                                   ARTICLE IX

                                 Miscellaneous

     SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 6100 North Baker Road, Glendale, Wisconsin 53209, Attention of Andy Lampereur (Telecopy No. (414) 247-5550) with a copy to Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention of Andrew M. Barnes (Telecopy No. (414) 271-
     3552);

          (b) if to the Administrative Agent, to Credit Suisse First Boston, Eleven Madison Avenue, New York, New York 10010, Attention of Agency Administration (Telecopy No. (212) 325-8304); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

     SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

     SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld); provided, however, that the consent of the Borrower shall not be required to any such assignment during the continuance of any Default or Event of Default and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 (or in each case the Alternative Currency Equivalent thereof in the case of an Alternative Currency Loan) (or, if less, the entire remaining amount of such Lender's Commitment) or such lesser amount as the Borrower and the Administrative Agent may from time to time agree (such agreement to be conclusively evidenced by the execution of the related Assignment and Acceptance), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together (except in the case of an assignment to an Affiliate or a Related Fund) with a processing and recordation fee of $3,500; provided that, in the case of contemporaneous
                               --------
assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 such fee shall be payable for all such contemporaneous assignments and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16,
2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this

Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire and appropriate tax forms completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Lenders, the Swingline Lender and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Subsidiary Guarantor or all or any substantial part of the Collateral).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.17.

     (h) Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefore, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

     (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

     (k) In the event that Standard & Poor's Ratings Group, Moody's Investors Service, Inc., and Thompson's BankWatch (or Insurance Watch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by Insurance Watch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

     (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, trustees, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or wilful misconduct of such Indemnitee.

     (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

     SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. Each Lender is authorized to convert any such amounts of deposits or indebtedness into a currency other than the one in which it is otherwise denominated in order to effect the setoff of a given deposit or other indebtedness in one currency against an obligation of the Borrower in another currency. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) change any scheduled principal payment date or amount or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Fees of any Lender or any other amounts payable hereunder to any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of
Section 2.17, the provisions of Section 9.04(j), the provisions of this Section 9.08, the definition of the term "Required Lenders" or release any Subsidiary Guarantor (other than in connection with a transaction permitted hereunder) or all or any substantial part of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Tranche A Term Loans, Tranche B Term Loans, Tranche C

Term Loans, if any, or Revolving Loans (as used in this Section, each a "Class" of Loans) differently from the rights in respect of payments due to Lenders holding any other Class of Loans without the prior written consent of Lenders holding a majority of the aggregate outstanding principal amount of the Loans (or, if no Revolving Loans are outstanding, the Revolving Commitments) of the adversely affected Class of Loans, (v) change the rights of the Lenders holding Tranche B Term Loans to reject prepayments under Section 2.12(b) and Section 2.13(j) without the prior written consent of the Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Term Loans or (vi) amend or modify the protections afforded to an SPC pursuant to the provisions of
Section 9.04(i) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, respectively.

     Notwithstanding the foregoing, any technical amendments or modifications to this Agreement required to give effect to the issuance of the Tranche C Term Loan Commitment or the Tranche C Term Loans in accordance with Section 2.25 shall only require the consent of the Administrative Agent, the Tranche C Term Loan Lenders and the Borrower.

     SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.11.   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

     SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any other party or its properties in the courts of any jurisdiction.

     (b) Each of the Borrower, the Administrative Agent, the Issuing Bank and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.16. Judgment Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may lawfully do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other cur-rency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

     (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with the normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

     (c) For purposes of determining the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     SECTION 9.17. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to a potential assignee or participant of such Lender or any direct or indirect contractual counterparty in any swap agreement relating to the Loans or such potential assignee's or participant's or counterparty's advisors who need to know such Information (provided that any such potential assignee or participant or counterparty shall, and shall use its best efforts to cause its advisors to, keep confidential all such information on the terms set forth in this Section 9.17, (c) to the extent requested by any examiner or regulatory authority, (d) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (e) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.17 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  APPLIED POWER, INC.,
                                  (doing business as Actuant Corporation)

                                  by   /s/
                                      --------------------------------
                                      Name:
                                      Title:

                                  CREDIT SUISSE FIRST BOSTON, individually, and
                                    as Administrative Agent, Collateral Agent,
                                    Swingline Lender and an Issuing Bank,

                                  by   /s/
                                      --------------------------------
                                      Name:
                                      Title:

                                  by   /s/
                                      --------------------------------
                                      Name:
                                      Title:

                                  FIRST UNION NATIONAL BANK, individually, and
                                    as Syndication Agent,

                                  by   /s/
                                      --------------------------------
                                      Name:
                                      Title:

                                  ING (U.S.) CAPITAL LLC, individually, and as
                                    Documentation Agent,

                                  by   /s/
                                      --------------------------------
                                      Name:
                                      Title: